UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PUMA BIOTECHNOLOGY, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2017

Fellow Stockholder:

You are invited to attend the annual meeting of stockholders of Puma Biotechnology, Inc. to be held on Monday, June 12, 2017, at 1:00 p.m. local time, at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, CA 90049.

At this year’s annual meeting you will be asked to:

1.	Elect five directors to serve for a one-year term;

2.	Ratify the selection of our independent registered public accounting firm;

3.	Approve an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan to add a limit on compensation payable to non-employee directors;

4.	Approve an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares; and

5.	Transact such other business as may properly come before the annual meeting.

The accompanying Notice of Annual Meeting and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees to serve as our directors, ratification of our independent registered public accounting firm, and approval of the amendments to the Puma Biotechnology, Inc. 2011 Incentive Award Plan are in the best interests of the Company and its stockholders and, accordingly, recommends a vote “FOR” each of the nominees for director named in the proxy statement and “FOR” each of the other proposals identified above.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may submit your proxy over the Internet, or if you are receiving a paper copy of the proxy statement, by telephone or by completing and mailing a proxy card. Submitting your proxy over the Internet, by telephone or by written proxy will ensure your shares are represented at the annual meeting.

The Board of Directors appreciates and encourages stockholder participation. Thank you for your continued support.

Sincerely,

Alan H. Auerbach Chairman, President, Chief Executive Officer and Secretary

Appendix A Third Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan

Appendix B Fourth Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan

PUMA BIOTECHNOLOGY, INC.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JUNE 12, 2017

To the Stockholders of Puma Biotechnology, Inc. (the “Company,” “we” and “our”):

We will hold an annual meeting of stockholders of the Company at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, California 90049, on Monday, June 12, 2017, at 1:00 p.m. local time. At the annual meeting, we will consider and act upon the following matters:

1.	Election of Alan H. Auerbach, Jay M. Moyes, Adrian M. Senderowicz, Troy E. Wilson and Frank E. Zavrl as directors to serve for a one-year term expiring at the 2018 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

2	Ratification of the selection of KPMG LLP (“KPMG”), as our independent registered public accounting firm for the year ending December 31, 2017.

3.	Approval of an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan to add a limit on compensation payable to non-employee directors.

4.	Approval of an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares.

5.	Such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The proxy statement accompanying this notice describes each of these items of business in detail. The Board of Directors recommends a vote “FOR” each of the nominees for director named in the proxy statement, a vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm and a vote “FOR” the approval of each amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan.

Only the Company’s stockholders of record at the close of business on April 19, 2017, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, or any adjournment or postponement thereof, are entitled to notice of, and to vote at, the annual meeting. On April 19, 2017, we had 36,966,278 shares of common stock outstanding. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting and at the Company’s executive offices at 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024 during regular business hours for a period of no less than ten days prior to the annual meeting.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may submit your proxy by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

The Luxe Sunset Boulevard Hotel is accessible to those who require special assistance or accommodation. If you require special assistance or accommodation, please contact Investor Relations at (424) 248-6500 or ir@pumabiotechnology.com or write to: Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024, Attention: Investor Relations.

By Order of the Board of Directors,

Alan H. Auerbach
Chairman, President, Chief Executive Officer and Secretary

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

Your proxy is solicited on behalf of the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use at our 2017 annual meeting of stockholders to be held on Monday, June 12, 2017, at 1:00 p.m. local time, at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, California 90049, or at any continuation, postponement or adjournment thereof (the “annual meeting”), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we have elected to provide access to our proxy materials, including our notice of annual meeting, this proxy statement and our annual report to stockholders, over the Internet. Accordingly, on or about April 28, 2017, we intend to make our proxy materials available on the Internet and to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record. On or about April 28, 2017, we also intend to mail a paper copy of the proxy materials and proxy card to other stockholders of record who have elected to receive such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial stockholders will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. If you properly request a printed copy of the proxy materials, we intend to mail the proxy materials, together with a proxy card, to you, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be Held on June 12, 2017

The Notice of Annual Meeting, this proxy statement and our 2016 Annual Report, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available on our website at http://investor.pumabiotechnology.com/annual-meeting. This website address contains the following documents: the Notice, the proxy statement and proxy card sample, and the 2016 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote

You are entitled to vote at the annual meeting if you were a stockholder of record of our common stock as of the close of business on April 19, 2017. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the annual meeting. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Voting of Shares

You may vote by attending the annual meeting and voting in person or you may submit a proxy to have your shares voted at the annual meeting. The method of submitting your proxy will differ depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and whether you are a beneficial stockholder or a stockholder of record.

Beneficial Stockholders. Beneficial stockholders hold their shares through a broker, bank, trustee or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial stockholder,” and the Notice and proxy materials were made available to you by the organization holding your account. That organization is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial stockholder, you have the right to instruct that organization on how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from your bank, broker, trustee or other nominee.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., or if you hold stock certificates in your name, you are considered the stockholder of record with respect to those shares, and the Notice and proxy materials were made available directly to you by the Company. If you requested printed copies of the proxy materials by mail, you will receive a proxy card from us.

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the annual meeting. You can submit a proxy over the Internet by following the instructions on the website referred to in the Notice or, if you requested and received printed copies of the proxy materials, you can also submit a proxy by mail or telephone pursuant to the instructions on the proxy card enclosed with the proxy materials.

If you are a beneficial stockholder, you may also submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided to you by your bank, broker, trustee or other nominee.

Submitting your proxy or voting instructions via the Internet, by telephone or by mail will not affect your right to vote in person should you decide to attend the annual meeting, although beneficial stockholders must obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds their shares giving them the right to vote the shares at the annual meeting in order to vote in person at the meeting.

The Internet and telephone voting facilities will close at 12:00 noon (CT) on June 11, 2017. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you submit your proxy over the Internet or by telephone, then you need not return a written proxy card by mail. If you intend to submit your proxy over the Internet or by telephone and have not done so prior to 12:00 noon (CT) on June 11, 2017, your only alternative if you wish to vote at the annual meeting will be to attend the annual meeting and vote in person.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the annual meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) that have not been properly revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a properly submitted proxy, your shares will be voted “FOR” each of the nominees for director named in the proxy statement, “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm, “FOR” the approval of an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”) to add a limit on compensation payable to non-employee directors, and “FOR” the approval of an amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares. The proxy gives each of Alan H. Auerbach and Charles R. Eyler discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the annual meeting.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•	delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (the proxy holders will vote your shares in accordance with your latest telephone or Internet voting instructions); or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, CA 90024

Attention: Corporate Secretary

If you are a beneficial stockholder and you submit a voting instruction form, you may change your vote by submitting new voting instructions to your bank, broker, trustee or other nominee in accordance with the procedures of such bank, broker, trustee or other nominee.

Voting in Person

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting.

Quorum and Votes Required

At the close of business on April 19, 2017, 36,966,278 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate votes “for,” “against,” abstentions and broker non-votes.

Quorum. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes,” if any, will be counted as present for purposes of determining a quorum.

Broker Non-Votes. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of certain “non-routine” matters, without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. If you are a beneficial stockholder holding shares through a broker or other nominee and you do not submit instructions on how your shares should be voted, your broker or other nominee will not be able to vote your shares on Proposal 1 (election of directors), Proposal 3 (amendment of the Plan) or Proposal 4 (amendment of the Plan).

Votes Required

Proposal 1 – Election of Directors. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Thus, the five nominees receiving the greatest number of votes “FOR” their election will be elected. Abstentions and broker non-votes are not considered votes cast and therefore will not affect the outcome of the vote.

Proposal 2 – Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the annual meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017. Abstentions are not considered votes cast and therefore will not affect the outcome of the vote. Brokers have authority in the absence of timely instructions from their beneficial owners to vote on this proposal. As a result, there will be no broker non-votes for this proposal.

Proposal 3 – Approval of amendment to the Plan to add a limit on compensation payable to non-employee directors. The affirmative vote of a majority of the shares cast at the annual meeting either in person or by proxy and entitled to vote is required for approval of the amendment to the Plan to add a limit on compensation payable to non-employee directors. Abstentions will not be counted either for or against this proposal. Broker non-votes represent votes not entitled to be cast on this proposal and therefore will have no effect on the outcome of this proposal.

Proposal 4 – Approval of amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares. The affirmative vote of a majority of the shares cast at the annual meeting either in person or by proxy and entitled to vote is required for approval of the amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares. Abstentions will not be counted either for or against this proposal. Broker non-votes represent votes not entitled to be cast on this proposal and therefore will have no effect on the outcome of this proposal.

Solicitation of Proxies

Our Board is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Assistance

If you need assistance in submitting your proxy over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact Investor Relations at (424) 248-6500 or ir@pumabiotechnology.com or write to: Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Investor Relations.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and in our periodic reports on Form 10-Q and our current reports on Form 8-K.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Under our amended and restated bylaws (“Bylaws”), the number of directors shall be fixed from time to time by resolutions of the directors. Our Board has fixed the current size of the Board at five members.

Directors and Board Nominees

Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Alan H. Auerbach, Jay M. Moyes, Adrian M. Senderowicz, Troy E. Wilson and Frank E. Zavrl for election as directors to the Board. If elected, each director will serve a one-year term expiring at the close of our next annual meeting in 2018, and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Each of Messrs. Auerbach, Moyes and Zavrl and Drs. Senderowicz and Wilson currently serve on our Board. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

Set forth below is certain information with respect to the nominees. Proxies cannot be voted for a greater number of nominees than the five nominees set forth below.

Name	Age	Position with the Company	Director Since
Alan H. Auerbach	47	President, Chief Executive Officer and Chairman of the Board	2011
Jay M. Moyes(1)(3)(5)	63	Director	2012
Adrian M. Senderowicz(4)(6)	53	Director	2015
Troy E. Wilson(2)(6)	48	Director	2013
Frank E. Zavrl(2)(4)	51	Director	2015

(1)	Current member and Chairman of the Audit Committee
(2)	Current member of the Audit Committee
(3)	Current member and Chairman of the Compensation Committee
(4)	Current member of the Compensation Committee
(5)	Current member and Chairman of the Nominating and Corporate Governance Committee
(6)	Current member of the Nominating and Corporate Governance Committee

Director Biographical Information

The following biographical information is furnished with respect to our directors (including nominees).

Alan H. Auerbach. Mr. Auerbach has served as Chairman of our Board and as our President and Chief Executive Officer since October 2011. Prior to October 2011, he served in such capacity at Puma Biotechnology, Inc. (“Puma”), a privately held Delaware corporation and our predecessor, from its inception in September 2010. Prior to founding Puma, Mr. Auerbach founded Cougar Biotechnology, Inc. (“Cougar”) in May 2003 and served as its Chief Executive Officer, President and a member of its board of directors until July 2009, when Cougar was acquired by Johnson & Johnson. From July 2009 until January 2010, Mr. Auerbach served as the Co-Chairman of the Integration Steering Committee at Cougar (as part of Johnson & Johnson) that provided leadership and oversight for the development and global commercialization of Cougar’s lead drug candidate, abiraterone acetate, for the treatment of advanced prostate cancer. Prior to founding Cougar, from June 1998 to April 2003, Mr. Auerbach was a Vice President, Senior Research Analyst at Wells Fargo Securities, where he was responsible for research coverage of small- and middle-capitalization biotechnology companies, with a focus on companies in the field of oncology. Mr. Auerbach has served as a director of Radius Health, Inc., a public pharmaceutical company focused on acquiring and developing new therapeutics for the treatment of osteoporosis and other women’s health conditions, since May 2011 and its predecessor entity from October 2010 to May 2011. Mr. Auerbach received a B.S. in Biomedical Engineering from Boston University and an M.S. in Biomedical Engineering from the University of Southern California. Mr. Auerbach was nominated to serve as a director because of his position as our President and Chief Executive Officer and his significant experience as an executive and research analyst in the biotechnology industry.

Jay M. Moyes. Mr. Moyes has been a director since April 2012. Mr. Moyes has been a member of the board of directors of Osiris Therapeutics, Inc., a publicly held bio-surgery company, since May 2006. He has been a member of the board of directors of Biocardia, Inc., a privately held cardiovascular regenerative medicine company, since January 2011. Mr. Moyes has also served as a member of the board of directors for Integrated Diagnostics, Inc., a privately held molecular diagnostics company, since March 2011. Mr. Moyes was a member of the board of directors of Amedica Corporation, a public orthopedic implant company, from November 2012 to August 2014. He also served as Chief Financial Officer of Amedica from October 2013 to August 2014. From May 2008 through July 2009, Mr. Moyes served as the Chief Financial Officer of XDx, Inc., a privately held molecular diagnostics company. Prior to that, Mr. Moyes served as the Chief Financial Officer of Myriad Genetics, Inc., a publicly held healthcare diagnostics company, from June 1996 until his retirement in November 2007, and as its Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. from the University of Utah, a B.A. in economics from Weber State University, and is formerly a Certified Public Accountant. Mr. Moyes also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 through 2006. Mr. Moyes was nominated to serve as a director because of his extensive background in finance and accounting and his experience in the context of the life sciences industry enables him to make significant contributions to the Board.

Adrian M. Senderowicz. Dr. Senderowicz has been a director since August 2015. Dr. Senderowicz has been Senior Vice President and Chief Medical Officer of Cerulean Pharma, Inc., a public clinical-stage company developing nano-particle conjugates, since September 2015. Dr. Senderowicz served as the Chief Medical Officer and Senior Vice President, Clinical Development and Regulatory Affairs from August 2014 to February 2015, and Clinical and Regulatory Strategy Officer from February 2015 to April 2015 of Ignyta, Inc., a public precision oncology biotechnology company. Prior to joining Ignyta, Dr. Senderowicz was Vice President, Global Regulatory Oncology at Sanofi, a position he held from September 2013 to August 2014. Prior to Sanofi, Dr. Senderowicz was Chief Medical Officer and Vice President, Medical Development at Tokai Pharmaceuticals, Inc. from August 2012 to March 2013. From August 2008 to March 2012, Dr. Senderowicz held positions of increasing responsibility, including Senior Medical Director, Oncology Clinical Development, at AstraZeneca. Before his tenure at AstraZeneca, Dr. Senderowicz spent almost four years in a variety of leadership positions at the U.S. Food and Drug Administration Division of Oncology Drug Products in the Center for Drug Evaluation and Research. Prior to his work with the FDA, Dr. Senderowicz held a variety of clinical and research positions, including Coordinator of the Prostate Cancer Drug Development Clinic and Investigator and Chief, Molecular Therapeutics Unit, with the National Cancer Institute/National Institutes of Health. Dr. Senderowicz holds both an M.D. and an Instructor of Pharmacology degree from the School of Medicine at the Universidad de Buenos Aires in Argentina. Dr. Senderowicz was nominated as a director because of his extensive clinical and regulatory background and his significant experience in the life sciences industry.

Troy E. Wilson. Dr. Wilson has been a director since October 2013. Dr. Wilson has been the President and Chief Executive Officer and a member of the board of directors of Kura Oncology, Inc., a public reporting clinical stage biopharmaceutical company discovering and developing personalized therapeutics for the treatment of solid tumors and blood cancers, since August 2014. He has also been the President and Chief Executive Officer and a member of the board of managers of Avidity NanoMedicines LLC, a private biopharmaceutical company, since November 2012 and the President and Chief Executive Officer and a member of the board of managers of Wellspring Biosciences LLC, a private biopharmaceutical company, since July 2012 and May 2012, respectively. He has served as a director of Zosano Pharma Corporation, a public clinical stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver its proprietary formulations of existing drugs through the skin for the treatment of a variety of indications, since June 2014, and as a member of the board of managers of Araxes Pharma LLC, a private biopharmaceutical company, since May 2012. Dr. Wilson served as the President and Chief Executive Officer and a member of the board of directors of Intellikine, a private biopharmaceutical company, from April 2007 to January 2012 and from August 2007 to January 2012, respectively. He holds a J.D. from New York University and graduated with a Ph.D. in bioorganic chemistry and a B.A. in biophysics from the University of California, Berkeley. Dr. Wilson was nominated to serve as a director because of his background in finance and accounting and his experience in the life sciences industry.

Frank E. Zavrl. Mr. Zavrl has been a director since September 2015. Mr. Zavrl served as a Partner at Adage Capital Management, L.P. from 2002 to 2011, specializing in biotechnology investments. Prior to joining Adage Capital, Mr. Zavrl was a Portfolio Manager from 1999 to 2002 at Merlin Biomed, a healthcare investment group. From 1998 to 1999, Mr. Zavrl was an analyst at Scudder Kemper Investments Inc., focusing on biotechnology investments. Mr. Zavrl received a B.S. in Biochemistry from the University of California, Berkeley and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Zavrl was nominated as a director because of his significant experience and background in the biotechnology investments field.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FIVE DIRECTOR NOMINEES.

Executive Officers

Set forth below is information regarding each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Alan H. Auerbach	47	President, Chief Executive Officer and Chairman of the Board
Charles R. Eyler	69	Senior Vice President, Finance and Administration and Treasurer
Richard P. Bryce, MBChB, MRCGP, MFPM	59	Senior Vice President, Clinical Research and Development
Steven Lo	50	Chief Commercial Officer
Robert Charnas, Ph.D.	63	Senior Vice President, Regulatory Affairs and Project Management

Alan H. Auerbach. See “Director Biographical Information” above.

Charles R. Eyler. Mr. Eyler has served as our Senior Vice President, Finance and Administration and Treasurer since October 2011. Prior to October 2011, he served in such capacity at Puma beginning in September 2011. Prior to joining Puma, Mr. Eyler served as Senior Vice President of Finance at Cougar until July 2009, when Cougar was acquired by Johnson & Johnson. He also served as Treasurer of Cougar from April 2006 to July 2009. From July 2009 until March 2010, Mr. Eyler served on the Integration Steering Committee at Cougar (as part of Johnson & Johnson) and oversaw the integration of Cougar’s finance and IT functions with those of Johnson & Johnson. From April 2010 until September 2011, Mr. Eyler explored various entrepreneurial and other opportunities. Prior to joining Cougar, Mr. Eyler served as Chief Financial Officer and Chief Operating Officer of Hayes Medical Inc. from March 1999 to January 2004. Mr. Eyler received his B.S. from Drexel University and his M.B.A. from Saint Francis College.

Richard P. Bryce, MBChB, MRCGP and MFPM. Dr. Bryce has served as our Senior Vice President, Clinical Research and Development since June 2012. Dr. Bryce previously served as Senior Medical Director for Onyx Pharmaceuticals, a biopharmaceutical company, from September 2008 to June 2012, where he oversaw the

Phase III clinical trial program of carfilzomib for the treatment of multiple myeloma and the Phase II clinical trial program of sorafenib for the treatment of breast and colorectal cancers. From August 2007 to August 2008, Dr. Bryce served as Senior Medical Director for ICON Clinical Research, a clinical research organization, where he was responsible for developing and evaluating oncology protocols, medical monitoring, and overseeing drug safety management activities in connection with the clinical trials of oncology drugs. From May 2005 until July 2007, he served as Executive Vice President of Medical Affairs at Ergomed Clinical Research, a clinical research organization, where he worked to establish the company’s U.S. operations, had overall responsibility for the global Phase I unit activities, drug safety, medical writing and regulatory affairs, and oversaw the company’s provision of consulting services to various oncology-focused biotechnology companies. From April 2003 to May 2005, Dr. Bryce served as International Medical Leader at Roche, where he oversaw the global Phase IV clinical trial program of Xeloda® (capecitabine) for the treatment of breast cancer. Dr. Bryce holds a BSc in Medical Sciences and his primary medical degree (MBChB) from the University of Edinburgh, Scotland. He also holds post-graduate diplomas in Obstetrics and Gynaecology from the Royal College of Obstetricians and Gynaecologists of London and in Child Health and Pharmaceutical Medicine from the Royal College of Physicians of the United Kingdom. He is a member of the Royal College of General Practitioners and the Royal College of Physicians (Faculty of Pharmaceutical Medicine) of the United Kingdom. He is also a member of the American Society of Clinical Oncology, the American Society of Hematology and the European Society of Medical Oncology.

Steven Lo. Mr. Lo has served as our Chief Commercial Officer since September 2015. Prior to joining the Company, Mr. Lo held a number of positions at Corcept Therapeutics Incorporated from September 2010 to September 2015, including Senior Vice President & Head of Oncology, Senior Vice President & Chief Commercial Officer and Vice President & Head of Commercial Operations. Prior to Corcept, Mr. Lo was with Genentech, Inc. from December 1997 to September 2010. At Genentech, Mr. Lo held a number of positions, including Senior Director, Oncology Marketing, where he prepared and led the first U.S. launch of Herceptin® in adjuvant HER2-positive breast cancer and also worked with Genentech’s then ex-U.S. marketing partner, Roche, to develop the global adjuvant launch strategy for Herceptin® in adjuvant HER2-positive breast cancer. Mr. Lo received a B.S. in Microbiology from the University of California, Davis and a Master of Health Administration from the University of Southern California.

Robert Charnas, Ph.D. Dr. Charnas has served as our Senior Vice President of Regulatory Affairs and Project Management since May 2016. He has more than 30 years of experience in the pharmaceutical industry, including extensive experience in regulatory affairs and project management. Dr. Charnas was a Compound Development Team Leader at Janssen R&D from February 2013 to May 2016, where he led the continuing development of Zytiga in prostate cancer. He served as Global Regulatory Leader for abiraterone acetate in the treatment of advanced prostate cancer through the Phase 3 development program and approvals in North America, Europe and Asia from April 2008 to February 2013 at Cougar Biotechnology until it was acquired by Johnson & Johnson in July 2009. From July 2003 to April 2008, Dr. Charnas served as global regulatory leader at Amgen for Neupogen (filgrastim), Neulasta (peg-filgrastim), and Xgeva (denosumab). From 2001 to 2003, he served as clinical leader for the antiviral famciclovir and as clinical project manager for lumiracoxib at Novartis. Prior to joining Novartis, he worked in the field of infectious diseases at Hoffmann-La Roche, where he held positions in the research laboratory and medical affairs, finishing as Regulatory leader for the development of peg-interferon alfa-2a in the treatment of Hepatitis C. Dr. Charnas received a B.S from the University of Michigan and a Ph.D. in Chemistry at Harvard University before post-doctoral training at the Université Louis Pasteur in Strasbourg, France and Harvard Medical School. He is a member of the American Society of Clinical Oncology and the Regulatory Affairs Professionals Society.

None of our directors, nominees or executive officers is related by blood, marriage or adoption to any other director, nominee or executive officer. In addition, except as indicated herein, no arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

Alan H. Auerbach currently serves as our Chairman and Chief Executive Officer. We have no policy requiring the combination or separation of the Chief Executive Officer and Chairman roles and our governing documents do not mandate a particular structure. At present, we have determined that this leadership structure of having a combined Chairman of the Board and Principal Executive Officer is appropriate due to the size and operations and resources of our company. Our Board believes that having these roles combined helps promote efficient and centralized decision-making, focuses the Board’s discussions and facilitates the presentation of the Company’s strategy with a unified voice.

Our Board acknowledges that no single leadership model is right for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, including our size, resources and operations, choose a different leadership structure in the future.

Our Board is involved in the general oversight of risks that could affect our business. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. Further, our Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to our Company.

Board Independence

Under the listing requirements and rules of The NASDAQ Stock Market LLC (“NASDAQ”), independent directors must comprise a majority of a listed company’s board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and compensation committee members must satisfy heightened independence criteria set forth in NASDAQ rules. Under NASDAQ rules, a company’s board of directors must affirmatively determine whether or not each director qualifies as an “independent director.”

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each of our directors concerning his background, employment and affiliations, including family relationships, and on such other due consideration and diligence as it deems appropriate, our Board has determined that each of Messrs. Moyes and Zavrl, and Drs. Senderowicz and Wilson is “independent” under the applicable rules and standards established by the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board has determined that Mr.  Auerbach is not independent due to his role as our President and Chief Executive Officer.

Board Meetings

During the fiscal year ended December 31, 2016, our Board held five meetings. All directors attended at least 75% or more of the aggregate number of meetings of the Board and board committees on which they served. We do not have a formal policy relating to director attendance at annual meetings. Mr. Auerbach attended our 2016 annual meeting of stockholders held on June 13, 2016.

Executive Sessions

During the fiscal year ended December 31, 2016, the non-executive directors met in executive session of the Board on four occasions and the members of the Audit Committee met in executive session on five occasions. The policy of our Board is to hold at least four executive sessions of the Board annually and executive sessions of committees when needed. Jay M. Moyes presides over the regularly scheduled executive sessions of the non-employee directors.

Board Committees

We have established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Stock Option Committee. The composition and responsibilities of each committee are determined by the Board and are described below. To view the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, please visit the corporate governance section of our website at www.pumabiotechnology.com/about_governance.html. In addition, the charters for these committees are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024.

Audit Committee

Our Audit Committee provides oversight over each of our accounting and financial reporting processes, the audit of our consolidated financial statements and our internal control function. Among other matters, the Audit Committee assists our Board in oversight of the independent registered public accounting firm qualifications, independence and performance; is responsible for the engagement, retention and compensation of the independent auditors; reviews the scope of the annual audit; reviews and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements, including the disclosures in our annual and quarterly reports filed with the SEC; reviews our risk assessment and risk management processes; establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; approves audit and permissible non-audit services provided by our independent registered public accounting firm; and reviews and approves related person transactions under Item 404 of Regulation S-K.

The members of our Audit Committee are Messrs. Moyes and Zavrl and Dr. Wilson with Mr. Moyes serving as the chair of the committee. The Board has determined that each of Messrs. Moyes and Zavrl and Dr. Wilson are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ. The Board has determined that all members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Messrs. Moyes and Zavrl and Dr. Wilson are audit committee financial experts as defined under the applicable rules of the SEC. The Audit Committee met eight times during the fiscal year ended December 31, 2016.

Compensation Committee

The Compensation Committee adopts and administers the compensation policies, plans and benefit programs for our executive officers. In addition, among other things, the Compensation Committee annually evaluates the performance and compensation of our Chief Executive Officer and, in consultation with our Chief Executive Officer, our other executive officers. Based on such evaluation, the Compensation Committee determines and approves all of the compensation of the Chief Executive Officer and other executive officers. The

Chief Executive Officer is not permitted to be present during any Compensation Committee final deliberations or voting concerning the compensation of any executive officer, including the Chief Executive Officer. The Compensation Committee also administers the Plan. Additionally, the Compensation Committee annually reviews the compensation and benefits of our non-employee directors.

The Compensation Committee is permitted to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our Certificate of Incorporation, Bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the rules and listing standards of NASDAQ, and other applicable law.

The Compensation Committee has the sole discretion to retain or obtain the advice of compensation advisers, including compensation consultants, legal counsel or other advisers in order to assist the Compensation Committee or any of its subcommittees in carrying out its responsibilities. The Compensation Committee is also responsible for the appointment, determination of the compensation and oversight of the work of so retained compensation advisers and the determination of the independence of each compensation adviser prior to selecting or receiving advice from any such compensation adviser and on at least an annual basis thereafter. The Company provides for appropriate funding for payment or reasonable compensation to any compensation adviser to the Compensation Committee.

In 2016, the Compensation Committee engaged Radford (the “consultant” or “Radford”) to advise the Compensation Committee on an ongoing basis as an independent compensation consultant. The consultant reports directly to the Compensation Committee. While conducting assignments, the consultant interacts with our management when appropriate. Specifically, our Senior Vice President, Finance and Administration and Treasurer and our senior finance and human resources personnel interact with the consultant from time to time to provide relevant company and executive compensation data. In addition, the consultant may seek feedback from the Chairman of the Compensation Committee, other members of our Board or the Chief Executive Officer regarding its work prior to presenting study results or recommendations to the Compensation Committee. The Compensation Committee determines when to hire, terminate or replace the consultant, and the projects to be performed by the consultant. During 2016, Radford, at the request of the Compensation Committee, performed a review of the competitiveness of our compensation programs for certain of our senior management. In addition, in 2017 the Compensation Committee retained the services of Compensia to assist with a review of its non-employee director compensation program. The Compensation Committee may engage Radford or Compensia to conduct additional reviews of our compensation programs in the future. In addition, in the future either Radford or Compensia, when invited, may attend meetings of the Compensation Committee.

The Compensation Committee reviews the independence of its compensation consultants and other advisors. In performing its analysis, the Compensation Committee considers the factors set forth in applicable SEC rules and NASDAQ listing requirements. After review and consultation with Radford, the Compensation Committee determined Radford was independent and that there was no conflict of interest resulting from retaining Radford during the year ended December 31, 2016. The Compensation Committee conducted a similar review with Compensia and determined Compensia was independent and that there was no conflict of interest resulting from retaining Compensia during calendar year 2017.

The members of the Compensation Committee are Messrs. Moyes and Zavrl and Dr. Senderowicz, with Mr. Moyes serving as the chair of the committee. The Board has determined that each of the members of the Compensation Committee are independent under the applicable rules and regulations of the SEC and NASDAQ, are “outside directors” for purposes of Section 162(m) of the Code and are non-employee directors for purposes of Section 16 of the Exchange Act. The Compensation Committee met five times during the fiscal year ended December 31, 2016.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, our Nominating and Corporate Governance Committee oversees our corporate governance guidelines, makes recommendations regarding our committee charters, oversees compliance with our code of business conduct and ethics, contributes to succession planning, reviews actual and potential conflicts of interest of our directors and officers other than related person transactions reviewed by the Audit Committee and oversees the self-evaluation process of our Board. Our Nominating and Corporate Governance Committee also is responsible for making recommendations regarding non-employee director compensation to the full Board.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board. In evaluating the suitability of individual candidates (both new candidates and current Board members) to recommend to the Board for nomination (and, in the case of vacancies, appointment), the Nominating and Corporate Governance Committee applies the criteria attached to its charter. These criteria include (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company in today’s business environment; (iii) experience in our industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries. Each individual is evaluated in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas. While the Nominating and Corporate Governance Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen solely or mainly because of race, color, gender, national origin or sexual identity or orientation. Thus, although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, it does not have a formal policy regarding the consideration of diversity in identifying director nominees.

Additionally, the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. Because of the size of the Board, the Nominating and Corporate Governance Committee addresses the need to retain members and fill vacancies after discussion among current members. Accordingly, the Nominating and Corporate Governance Committee has determined that a formal policy for considering director candidates recommended by stockholders is not necessary.

The Nominating and Corporate Governance Committee will, however, consider director candidates recommended by stockholders even though it has no requirement to do so. The Nominating and Corporate Governance Committee will consider such candidates on the same basis as it considers all other candidates. A stockholder wishing to submit a director nomination should send a letter to the Board of Directors, c/o Corporate Secretary, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” A stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Nominating and Corporate Governance Committee, including all information that would be required to be disclosed about that person in a proxy statement relating to the election of directors. In making recommendations, stockholders should be mindful of the discussion of the minimum qualifications set forth above. Satisfaction of such minimum qualification standards does not imply that the Nominating and Corporate Governance Committee necessarily will nominate the person so recommended by a stockholder. With respect to deadlines and other matters relating to stockholder nominations of director candidates, see “Stockholder Proposals and Nominations.”

The members of our Nominating and Corporate Governance Committee are Mr. Moyes and Drs. Senderowicz and Wilson, with Mr. Moyes serving as the chair of the committee. The Board has determined that each of the members of our Nominating and Corporate Governance Committee are independent under the applicable rules and regulations of the SEC and NASDAQ. The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2016.

Stock Option Committee

Our Stock Option Committee consists of Mr. Auerbach, a director and our President and Chief Executive Officer, serving as its sole member. The Board delegated to the Stock Option Committee the authority to grant stock options to non-executive employees, subject to the following conditions:

•	the maximum aggregate number of shares of common stock underlying options granted pursuant to this authority is 100,000 per individual, subject to adjustment by the Board; and

•	the stock options must have an exercise price equal to the closing price of our common stock on the grant date and have a term not longer than ten years.

Pursuant to this delegation of authority, for fiscal year 2016, the Stock Option Committee granted 1,340,548 stock options.

Legal Proceedings

We are not aware of any material proceedings in which any of our directors, executive officers or affiliates, any owner of record or beneficial owner of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of our company. Our code of business conduct and ethics addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. Our code of business conduct and ethics is available on our corporate website at www.pumabiotechnology.com/about_governance.html. We intend to disclose any future amendments to certain provisions of our code of business conduct and ethics, or waivers of provisions required to be disclosed under the rules of the SEC, at the same location on our website identified in the preceding sentence.

Corporate Governance Guidelines

We have adopted corporate governance guidelines and the guidelines are available on the Company’s corporate website at www.pumabiotechnology.com/about_governance.html.

Communication with the Board

Stockholders and other interested parties may send communications to the Company’s Board, including any individual director, any non-employee director or the directors as a group, by mailing such communications to Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Corporate Secretary. Such correspondence shall be addressed to the Board, any individual director or any non-employee director by either name or title.

All communications received as set forth in the preceding paragraph will be opened by the Company’s Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board, any individual director or any non-employee director, the Company’s Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.

Compensation of Directors

Director Compensation during 2016

Under our non-employee director compensation program in 2016, each non-employee director would have received an option to purchase 30,000 shares of our common stock under the Plan upon election or appointment to our Board. In addition, each non-employee director appointed to serve on a committee of our Board in a non-chair capacity received an option to purchase 10,000 shares of our common stock under the Plan upon appointment, and if a non-employee director had been appointed to serve as the chair of a committee of our Board, the director would have received an option to purchase 20,000 shares of our common stock upon appointment.

The 2016 non-employee director compensation program also provided that, each non-employee director received an annual cash fee of $50,000, paid in four equal installments of $12,500 at the beginning of each quarter, and each non-employee director who was serving on our Board as of the date of the last regularly scheduled Board meeting held during each calendar year received an annual option to purchase 10,000 shares of our common stock under the Plan. All cash fees were payable on a pro-rated basis for directors who are initially elected or appointed in the middle of a calendar quarter. Each option granted pursuant to our 2016 non-employee director compensation program will vest over a three-year period from the date of grant, with one-third of the shares underlying the option vesting on the one-year anniversary of the grant date and then in substantially equal monthly installments over the next two years, subject to continued service, and has an exercise price per share of common stock equal to the fair value on the date of grant.

The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2016. Mr. Auerbach, who served as our President and Chief Executive Officer during the year ended December 31, 2016, and continues to serve in that capacity, does not receive additional compensation for his service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Auerbach is reported in the Summary Compensation Table included under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jay M. Moyes	50,000	246,397	—	296,397
Adrian M. Senderowicz	50,000	440,063	—	490,063
Troy E. Wilson	50,000	246,397	—	296,397
Frank E. Zavrl	50,000	440,063	—	490,063

(1)	Represents the grant date fair values of stock options granted during 2016 determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions for the 2016 grants, see Note 6 to our 2016 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 and filed on March 1, 2017. As of December 31, 2016, the following outstanding option awards were held by members of our Board: Mr. Moyes, 96,944 shares, Dr. Senderowicz, 70,000 shares, Dr. Wilson, 90,000 shares, and Mr. Zavrl, 70,000 shares.

Director Compensation during 2017

In April 2017, the Board adopted an amended director compensation program that governs the compensation payable to our non-employee directors for their services effective April 1, 2017. Under the amended program, non-employee directors will continue to receive an annual cash retainer for service on the Board. In addition, non-employee directors will receive an annual cash retainer for service on each committee of which the director is a member. Cash retainers are payable quarterly and for 2017 will be pro-rated to reflect the effective date of the amended program. The following table sets forth the annual cash retainers for Board and committee service under the amended program.

Cash Compensation
Board annual retainer	$50,000
Committee chair annual retainer
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$10,000
Committee member (non-chair) annual retainer
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000

In addition, under the amended program, each of our non-employee directors will receive an annual stock option grant to purchase a number of shares of common stock with a value of $300,000 (determined using a Black-Scholes option value based on a 30-day trading average stock price). This annual stock option will be granted at annual meetings (beginning with this annual meeting) and will vest in full on the earlier of the one-year anniversary of the grant date and the date of the annual meeting following the date of grant, subject to the director’s continued service. Additionally, new non-employee directors will receive a stock option to purchase a number of shares of common stock with a value of $700,000 (determined using a Black-Scholes option value based on a 30-day trading average stock price), which will vest with respect to one-third of the shares subject thereto on the first anniversary of the grant date, and with respect to an additional 1/36 of the shares subject thereto in equal monthly installments over the next two years, subject to the director’s continued service.

Any compensation payable to our non-employee directors under the amended program will be limited such that the maximum aggregate value of cash compensation and equity-based awards granted to any non-employee director during any calendar year will be $1,000,000.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of our common stock beneficially owned as of April 19, 2017, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our “Named Executive Officers” identified under the “Executive Compensation” section of this proxy statement and (iii) all current executive officers and directors as a group. Unless otherwise noted below, the address of each stockholder below is c/o Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024.

		SHARES BENEFICIALLY OWNED(1)(2)
NAME	TITLE	NUMBER(#)	PERCENTAGE
Directors and Named Executive Officers

Alan H. Auerbach(3)	President, Chief Executive Officer and Chairman of the Board	6,920,111	17.4%

Charles R. Eyler(4)	Senior Vice President, Finance and Administration and Treasurer	203,011	*

Richard P. Bryce, MBChB, MRCGP, MFPM(5)	Senior Vice President, Clinical Research and Development	210,348	*

Steven Lo(6)	Chief Commercial Officer	79,415	*

Robert Charnas, Ph.D.	Senior Vice President, Regulatory Affairs and Project Management	200	*

Jay M. Moyes(7)	Director	71,942	*

Adrian M. Senderowicz, M.D.(8)	Director	33,053	*

Troy E. Wilson(9)	Director	70,343	*

Frank E. Zavrl(10)	Director	945,295	2.6%
All executive officers and directors (including nominees) as a group (9 individuals)		8,533,718	21.1%
Stockholders Holding 5% or More

Adage Capital Partners L.P.(11)	—	5,686,668	15.4%

FMR LLC(12)	—	3,459,319	9.4%

Entities affiliated with OrbiMed Advisors LLC(13)	—	2,275,825	6.2%

The Vanguard Group, Inc.(14)	—	2,327,187	6.3%

State Street Corporation(15)	—	1,946,098	5.3%

Wellington Management Group LLP(16)	—	2,368,538	6.4%

Janus Capital Management LLC(17)	—	2,212,105	6.0%

*	Denotes less than 1.0% of beneficial ownership.
(1)

This table is based upon information supplied by our officers, directors, principal stockholders and transfer agent, and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws, where applicable. Applicable percentages are based on 36,966,278 shares of our common stock outstanding as of April 19, 2017, adjusted as required by the rules promulgated by the SEC.
(2)	Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of April 19, 2017, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(3)	Consists of (i) 4,054,788 shares held by Mr. Auerbach, (ii) 2,116,250 shares exercisable pursuant to an anti-dilutive warrant held by Mr. Auerbach, and (iii) options to purchase 749,073 shares of our common stock exercisable within 60 days of April 19, 2017.
(4)	Consists of (i) 929 shares held by Mr. Eyler and (ii) options to purchase 202,082 shares of our common stock exercisable within 60 days of April 19, 2017.
(5)	Consists of (i) 2,954 shares held by Dr. Bryce and (ii) options to purchase 207,394 shares of our common stock exercisable within 60 days of April 19, 2017.
(6)	Consists of 2,957 shares held by Mr. Lo and options to purchase 76,459 shares of our common stock exercisable within 60 days of April 19, 2017.
(7)	Consists of options to purchase 71,942 shares of our common stock exercisable within 60 days of April 19, 2017.
(8)	Consists of options to purchase 33,053 shares of our common stock exercisable within 60 days of April 19, 2017.
(9)	Consists of 350 shares held in an IRA by Dr. Wilson, 400 shares and 150 shares held in minor accounts for Dr. Wilson’s children and options to purchase 69,443 shares of our common stock exercisable within 60 days of April 19, 2017.
(10)	Consists of 359,076 shares of our common stock held by the FEZ Delaware Dynasty Trust and 550,000 shares of our common stock held by the Paula Zavrl Delaware Dynasty Trust. Mr. Zavrl retains voting power over the shares held by both trusts. Also consists of 4,000 shares held by The Frank and Paula Zavrl Charitable Foundation, which as investment manager, Mr. Zavrl retains dispositive and voting power over the shares. Mr. Zavrl has no pecuniary interest in the shares held by the foundation. Also consists of options to purchase 32,219 shares of our common stock exercisable within 60 days of April 19, 2017.
(11)	The information reported is based on a Schedule 13G/A filed on February 12, 2014. According to the Schedule 13G/A, as of December 31, 2013, Adage Capital Partners, L.P. (“ACP”) directly owns 5,686,668 shares of our common stock. Adage Capital Partners GP, L.L.C. (“ACPGP”) is the general partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP. Each of Robert Atchinson and Phillip Gross is a managing member of ACA, a managing member of ACPGP and a general partner of ACP. ACP, ACPGP, ACA, Robert Atchinson and Phillip Gross each have shared voting power and shared dispositive power with respect to the shares. The address for the Adage Fund is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(12)

The information reported is based on a Schedule 13G/A filed on February 14, 2017. According to the Schedule 13G/A, as of December 30, 2016, FMR LLC, certain of its subsidiaries and affiliates, and other companies beneficially owned 3,459,319 shares of our common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management &

Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(13)	The information reported is based on a Schedule 13G/A filed on February 13, 2017. According to the Schedule 13G/A, as of December 31, 2016, OrbiMed Advisors LLC has shared voting and dispositive powers with respect to 868,500 shares, OrbiMed Capital LLC has shared voting and dispositive powers with respect to 1,407,325 shares and Samuel D. Isaly has shared voting and dispositive powers with respect to all the shares. The address for OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly is 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(14)	The information reported is based on a Schedule 13G/A filed on February 10, 2017. According to the Schedule 13G/A, as of December 31, 2016, The Vanguard Group, Inc. (“Vanguard”) has sole voting power with respect to 56,255 shares of our common stock, shared voting power with respect to 3,410 shares of our common stock, sole dispositive power with respect to 2,269,812 shares of our common stock and shared dispositive power with respect to 57,375 shares of our common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(15)	The information reported is based on a Schedule 13G filed on February 8, 2017. According to the Schedule 13G, as of December 31, 2016, State Street Corporation and its direct or indirect subsidiaries, State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors, Ltd and State Street Global Advisors, Australia, Limited, was deemed to be the beneficial owner of 1,946,098 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address for State Street Corporation, State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors, Ltd and State Street Global Advisors, Australia, Limited is State Street Financial Center, One Lincoln Street, Boston, MA 02111.
(16)	The information reported is based on a Schedule 13G filed on February 9, 2017. According to the Schedule 13G, as of December 30, 2016, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP may be deemed to be the beneficial owner of 2,368,538 shares of our common stock and hold shared voting power with respect to 2,089,140 of such shares. Wellington Management Company LLP may be deemed to be the beneficial owner of 2,255,442 shares of our common stock and hold shared voting power with respect to 2,024,332 of such shares. Wellington Management Group LLP is a parent holding company of certain holding companies and investment advisers, including Wellington Management Company LLP. Our shares of common stock are owned of record by clients of Wellington Management Company LLP. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., Wellington Management Company LLP. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(17)	The information reported is based on a Schedule 13G filed on February 13, 2017. According to the Schedule 13G, as of December 31, 2016, Janus Capital Management LLC (“Janus Capital”) may be deemed to be the beneficial owner of 2,212,105 shares of our common stock. Janus Capital has a direct 97.11% ownership stake in INTECH Investment Management (“INTECH”) and a direct 100% ownership stake in Perkins Investment Management LLC (“Perkins”). Holdings for Janus Capital, Perkins and INTECH are aggregated. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively, the “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of the shares of our common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the shares of common stock held in the Managed Portfolios and disclaims any ownership associated with such rights. The address for Janus Capital is 151 Detroit Street, Denver, CO 80206.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee of our Board develops our executive compensation policies and determines the amounts and elements of compensation for our named executive officers (“Named Executive Officers”).

We have in place a compensation strategy for our executives that we believe focuses on both individual and Company performance. The Compensation Committee is responsible for evaluating and administrating all of our executive compensation programs and practices to ensure that they properly compensate, reward and drive corporate performance while remaining competitive with comparable biotechnology companies. The Compensation Committee reviews and approves all compensation for our executive officers, including base salaries, annual bonuses and equity incentive compensation.

This Compensation Discussion and Analysis describes our executive compensation programs for our Named Executive Officers for the 2016 fiscal year, who were:

•	Alan H. Auerbach, our President and Chief Executive Officer;

•	Charles R. Eyler, our Senior Vice President, Finance and Administration and Treasurer;

•	Richard P. Bryce, MBChB, MRCGP and MFPM, our Senior Vice President, Clinical Research and Development;

•	Steven Lo, our Chief Commercial Officer; and

•	Robert Charnas, Ph.D., our Senior Vice President, Regulatory Affairs and Project Management who joined our Company, effective July 1, 2016.

Advisory Vote on Executive Compensation

At our 2015 annual meeting of stockholders, we held a say-on-pay vote, and our stockholders approved, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. Upon review of the final voting results, and given the significant level of stockholder support (approximately 91% of the votes cast approved the say-on-pay proposal), we have not made any changes to our executive compensation policies or decisions as a result of the vote. In addition, at our 2012 annual meeting of stockholders, we held a say-on-frequency vote and our stockholders indicated their preference for three years as the frequency of future advisory votes on the compensation of our Named Executive Officers. Accordingly, our next say-on-pay vote and our next say-on-frequency vote will be held at our annual meeting in 2018.

Compensation Principles and Objectives

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. Given the long product development cycles in our business, we believe compensation should be structured to ensure that a portion of compensation opportunity will be related to factors that directly and indirectly influence long-term stockholder value. Our compensation philosophy has been driven by a number of factors that are closely linked with our broader strategic objectives.

The Compensation Committee believes that compensation paid to our Named Executive Officers should be aligned with our performance on both a short-term and long-term basis, linked to results intended to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•

align officer and stockholder interests by providing a portion of total compensation opportunities for senior management in the form of equity awards and bonuses awarded based on the Compensation Committee’s review of company and individual performance;

•

ensure executive officer compensation is competitive within the marketplace in which we compete for executive talent by relying on the Compensation Committee’s judgment, expertise and personal experience with other similar companies , recognizing that because of the Company’s business model and relatively stage of development, there may be few directly comparable companies; and

•

recognize that best compensation practices for a growing company may be substantially different than for a larger, more mature company and that we should make full use of our greater latitude and breadth of compensation opportunities.

Determination of Compensation

The Compensation Committee is charged with the primary authority to determine and recommend the compensation of our Named Executive Officers. Based on the Compensation Committee members’ collective understanding of compensation practices in similar companies in the biotechnology and pharmaceutical industry, our executive compensation package consists of the following elements, in addition to the employee benefit plans in which all employees may participate:

•	Base salary: compensation for ongoing services throughout the year.

•	Annual discretionary cash bonus awards: discretionary awards to recognize and reward achievement of short-term corporate and individual performance.

•

Long-term equity incentive awards: equity compensation to provide an incentive to our Named Executive Officers to focus on long-term performance and to manage us from the perspective of an owner with an equity stake in the business.

•	Severance and change in control benefits: remuneration available to certain Named Executive Officers in the event of a qualifying termination of employment.

To aid the Compensation Committee in making its determination, our Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all other executive officers (other than himself) based on the overall corporate achievements during the period being assessed and his knowledge of the individual contributions to our success by each of the Named Executive Officers. The overall performance of our Named Executive Officers as a team is reviewed annually by the Compensation Committee.

We set base salary and annual bonus structures and any grants of stock options or restricted stock units based on the Compensation Committee members’ collective understanding of compensation practices in the biotechnology and pharmaceutical industry and such members’ experiences as seasoned executives, consultants, board and Compensation Committee members, or investors in similar biotechnology and specialty pharmaceutical industry companies. In addition, from time to time our Compensation Committee may rely on compensation survey data provided by Radford or other publicly-available datasets, such as from IBM or PayScale.

In October 2015, Radford conducted a compensation analysis (which our Compensation Committee used as a reference when setting our 2016 executive compensation levels), using the following peer companies:

ACADIA Pharmaceuticals	Chimerix	Neurocrine Biosciences
Agios Pharmaceuticals	Clovis Oncology	NewLink Genetics
Alnylam Pharmaceuticals	Exelixis	Novavax
Array BioPharma	Intercept Pharma	Portola Pharmaceuticals
Atara Biotherapeutics	Juno Therapeutics	Tesaro
bluebird bio	Kite Pharma	Ultragenyx Pharmaceutical
Celldex Therapeutics	Merrimack Pharmaceuticals	ZIOPHARM Oncology

The market data used for the Compensation Committee’s comparative analysis was drawn from publicly-available sources for the companies in the peer group. The peer group consists of U.S.-based biotechnology companies, focusing on those located in biotech “hub” markets, such as the San Francisco Bay Area, that generally met the following characteristics: aggregate market capitalization of 0.3-3.0 times our aggregate market capitalization, similar stage of development, i.e., pre-commercial and prioritizing companies with an oncology focus, similar headcounts of between 50-300 employees and similar annual research and development expense. We believe these characteristics are relevant because their similarity captures the market in which we compete for talent.

Elements of Executive Compensation

Base Salaries

Mr. Auerbach is the founder of our company, and accordingly his compensation was initially established to reflect his position as a founding executive and has evolved as we have grown. Messrs. Eyler and Lo and Drs. Bryce and Charnas joined us after we were founded, and their initial compensation was the result of arms-length negotiations at that time.

Base salaries of our Named Executive Officers (other than our Chief Executive Officer) are recommended and reviewed periodically by our Chief Executive Officer, and the base salary for each Named Executive Officer is approved by the Compensation Committee. Adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, experience and sustained performance. Decisions regarding salary increases may take into account the Named Executive Officer’s current salary, equity ownership and the amounts paid to individuals in comparable positions at our peer companies. No formulaic base salary increases are provided to our Named Executive Officers. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

In 2016, the Compensation Committee approved base salary increases for each Named Executive Officer other than Dr. Charnas (whose salary was negotiated as part of his hiring in 2016), each effective May 16, 2016, to reward the executives for their significant contributions to the development of the Company, as well as to bring their salaries in line with competitive positions (as determined based on the Compensation Committee’s review of the various compensation survey data mentioned above). In addition, effective January 1, 2017, the Compensation Committee approved base salary increases for each Named Executive Officer for 2017 to more closely align the base salary of our Named Executive Officers with base salaries paid to the executive officers of our peer group. The following table shows the Named Executive Officers’ base salaries for 2015, 2016 and 2017.

Name	2015 Annual Base Salary ($)	2016 Annual Base Salary ($)	2017 Annual Base Salary ($)
Alan H. Auerbach	693,000	713,790	735,204
Charles R. Eyler	372,600	391,230	406,879
Richard P. Bryce	385,787	401,218	413,255
Steven Lo	425,000	442,000	455,260
Robert Charnas	—	330,750	343,980

The actual base salaries paid to all of our Named Executive Officers during 2016 are set forth in the “Summary Compensation Table” below.

Bonuses

Annual Bonuses. Cash bonuses are intended to provide incentives to drive company-wide performance. Each of our Named Executive Officers is eligible to receive a discretionary cash bonus targeted as a percentage of the executive’s base salary. For 2016, Messrs. Auerbach, Eyler and Lo, and Drs. Bryce and Charnas were eligible to receive a discretionary cash bonus targeted at 50%, 35%, 40%, 35% and 30%, respectively, of their annual base salary (and for Messrs. Auerbach, Eyler and Lo, and Dr. Bryce, after the 2016 increases).

The determination of the amount of annual bonuses paid to our Named Executive Officers generally reflects a number of considerations by the Compensation Committee acting in their discretion, including, among other things, the performance of the Company and a subjective evaluation of the individual contribution and performance of each Named Executive Officer. Bonus determinations are not formulaic and no particular weight is assigned to any of the factors considered by the Compensation Committee.

In 2016, in accordance with the approach described above, the Compensation Committee awarded cash bonuses of $542,707 to Mr. Auerbach, $207,255 to Mr. Eyler, $225,346 to Dr. Bryce, $270,143 to Mr. Lo and $145,614 to Dr. Charnas, which represents approximately 76%, 53%, 56%, 61% and 44%, respectively, of the executive’s annual base salary, and (and for Messrs. Auerbach, Eyler and Lo, and Dr. Bryce, after the 2016 increases). These bonuses were awarded in two portions: the first portion was granted in May 2016 as the Company shifted from paying bonuses on the anniversary of each executive’s hire date to a more typical bonus program that instead awards bonuses to each executive following the end of the applicable fiscal year. The second portion was awarded in February 2017 following the end of the 2016 fiscal year. Each bonus was determined based on the Compensation Committee’s review of each executive’s individual performance, as well as Company performance generally for the year (or applicable portion thereof), including the successful filings of the new drug application with the U.S. Food and Drug Administration and the marketing authorization application with the European Medicines Agency. The following table sets forth the bonuses awarded in May 2016 and February 2017, each with respect to 2016 services.

Name	May 2016 Bonus ($)	February 2017 Bonus ($)
Alan H. Auerbach	132,278	410,429
Charles R. Eyler	49,785	157,470
Richard P. Bryce	70,877	154,469
Steven Lo	66,823	203,320
Robert Charnas	31,505	114,109

Signing Bonus. In connection with entering into his employment offer letter in 2016, we agreed to pay to Dr. Charnas a one-time signing bonus equal to $378,059. This bonus will be paid in substantially equal one-twelfth installments on each quarterly anniversary of Mr. Charnas’ hire date (July l, 2016), with the last tranche being paid on the third annual anniversary of his hire date, subject to Mr. Charnas’ continued employment through the applicable payment date.

Equity Awards

The goals of our long-term, equity-based incentive awards are to align the interests of our Named Executive Officers with the interests of our stockholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our Named Executive Officers during the award vesting period. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, we take into account a number of factors, such as the relative job scope, the value of existing stockholdings and long-term incentive awards, individual performance history, prior financial contributions to us and the size of prior grants.

To reward and retain our Named Executive Officers in a manner that aligns their interests with stockholders’ interests, we have historically used stock options as the primary incentive vehicle for long-term compensation. Because employees realize value from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to achieve increases in the value of our stock over time.

We historically have used stock options to compensate our Named Executive Officers both in the form of initial grants in connection with the commencement of employment and additional or “refresher” grants. We have not established a formula or program for determining the size of any equity award, including any annual refresher grants, and the Compensation Committee retains discretion to make equity awards to employees at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

In addition, in October 2016, the Compensation Committee decided to grant restricted stock units (“RSUs”) to certain Company employees, including to our Named Executive Officers, to reward the employees for the successful submission of a new drug application and a marketing authorization application for the Company’s lead product candidate. The RSU awards vest over a three-year period (subject to continued service through the applicable vesting date) with one-sixth of the shares underlying the RSU awards vesting on each six-month anniversary of the vesting commencement date.

Stock option awards typically vest over a three-year period as follows (subject to continued service through the applicable vesting date): one-third of the shares underlying the option vest on the first anniversary of the vesting commencement date, and the remainder of the shares underlying the option vest in equal monthly installments over the following 24 months. However, in connection with entering into an employment offer letter with Mr. Lo, we granted him an option covering 150,000 shares that vests over a four-year period, with the 25% vesting on the first anniversary of his employment commencement date and the remainder vesting in substantially equal monthly installments thereafter, subject to his continued employment. We believe these vesting schedules appropriately encourage continued service with the Company while allowing our executives to realize compensation in line with the value they have created for our stockholders. The exercise price of each stock option grant is at or above the fair market value of our common stock on the grant date, for which we use the closing price of our common stock on the grant date.

During 2016, we made the following equity grants to our Named Executive Officers. The equity awards vest in accordance with the vesting schedules described above.

Name	2016 Stock Options (# of Shares)	2016 RSUs (# of Shares)
Alan H. Auerbach	66,667	150,000
Charles R. Eyler	30,000	10,500
Richard P. Bryce	41,250	31,500
Steven Lo	30,000	31,500
Robert Charnas	90,000	31,500

As a result of the Compensation Committee’s assessment of our Chief Executive Officer’s substantial roles and responsibilities within the Company, the Compensation Committee determined it was appropriate for Mr. Auerbach to receive equity awards that were, in the aggregate, larger than those of our other Named Executive Officers. Dr. Charnas received a larger stock option grant than the other Named Executive Officers because it was negotiated as part of his hiring package when he commenced employment.

Severance and Change in Control Arrangements

Mr. Auerbach’s and Mr. Lo’s employment agreements provide that the executive is eligible to receive severance payments and benefits upon a qualifying involuntary termination of employment, including in connection with a change in control of our company. We believe that these protections serve to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control, and provide the business with a smooth transition in the event of such a termination of employment in connection with a transaction. These severance and change in control arrangements are designed to retain certain of our executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For a detailed description of the severance provisions contained in Mr. Auerbach’s and Mr. Lo’s employment agreements, see “Potential Payments Upon Termination or Change in Control” below.

Other Elements of Compensation and Perquisites

All of our full-time employees in the United States, including our Named Executive Officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit, which was $18,000 in 2016, and to have the amount of this reduction contributed to our 401(k) plan. In addition, all of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans.

Tax and Accounting Considerations

Section 162(m) of the Code

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the group of individuals generally comprised of its named executive officers, other than its chief financial officer, unless compensation is performance-based (within the meaning of Section 162(m) of the Code). Where reasonably practicable and to the extent that the Code Section 162(m) deduction disallowance becomes applicable to our company, the Compensation Committee may seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations. As such, in approving the amount and form of compensation for our executive officers in the future, the Compensation Committee has and will continue to consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m) of the Code. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Under his employment agreement, Mr. Auerbach may be entitled to a gross-up payment that will make him whole in the event that any parachute payment excise taxes are imposed on him in excess of a certain threshold.

We provide this protection to Mr. Auerbach to help ensure that he will be properly incentivized in the event of a potential change in control of the Company to maximize shareholder value in a transaction without concern for potential consequences of the transaction to him.

Accounting Standards

ASC Topic 718, Compensation – Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, performance shares and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Compensation Committee of the Board of Directors

Jay M. Moyes (Chairman)

Adrian M. Senderowicz

Frank Zavrl

Summary Compensation Table

The following table sets forth information regarding the compensation earned by our Named Executive Officers for the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Alan H. Auerbach President and Chief Executive Officer	2016	705,994	542,707		8,152,500	1,442,662	13,840	(4)	10,857,703
	2015	651,000	343,372		—	6,838,394	11,260		7,844,026
	2014	610,000	305,000		—	16,876,576	11,030		17,802,606
Charles R. Eyler Senior Vice President, Finance and Administration	2016	384,244	207,255		570,675	649,195	14,023	(4)	1,825,392
	2015	344,472	139,580		—	1,417,795	17,458		1,919,305
	2014	304,336	123,099		—	4,061,879	15,734		4,505,048
Richard P. Bryce Senior Vice President, Clinical Research and Development	2016	395,431	225,346		1,712,025	892,643	13,840	(4)	3,239,285
	2015	371,782	138,427		—	1,593,077	12,664		2,115,950
	2014	342,692	130,729		—	1,448,393	12,206		1,934,020
Steven Lo Chief Commercial Officer	2016	435,625	270,143		1,712,025	649,195	14,206	(4)	3,081,194
	2015	133,766	1,114,759		—	7,947,658	247		9,196,430
Robert Charnas Senior Vice President, Regulatory Affairs and Project Management(5)	2016	165,375	145,614	(6)	1,712,025	1,634,871	5,662	(4)	3,663,547

(1)

Reflects discretionary bonuses paid to the Named Executive Officers in respect of services provided during the applicable fiscal year. Prior to 2016, bonuses were paid based on anniversaries of the hire dates of our Named Executive Officers. During 2016, a change was made in the timing of the bonus payments to pay bonuses at the beginning of the year (with respect to services performed in the prior year). The bonuses reported for the 2016 calendar year include bonuses awarded in May 2016 and February 2017 at the Compensation Committee’s discretion based on services performed in 2016, including the successful filings of the new drug application for the U.S. Food and Drug Administration and the marketing authorization application with the European Medicines Agency.

The amounts reported in the “Bonus” and “Total” columns for the 2015 and 2014 years amend the amounts previously disclosed in the Summary Compensation Tables contained in our proxy statements filed on April 29, 2016 and April 30, 2015 to reflect, in accordance with SEC rules, bonuses earned with respect to the applicable year.

(2)	Represents the grant date fair values of RSUs granted during 2016 determined in accordance with ASC 718. For a discussion of valuation assumptions for the stock awards made to executive officers, see Note 6 to our 2016 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 1, 2017. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).
(3)	Represents the grant date fair values of stock options granted during 2016, 2015 and 2014 determined in accordance with ASC 718, based on the number of stock options granted multiplied by the grant date fair value per stock option. For a discussion of valuation assumptions for the stock option grants, see Note 6 to our 2016 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 1, 2017. There can be no assurance that awards will vest or will be exercised (if they are not exercised, no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value determined under ASC 718.
(4)	For Mr. Auerbach, Mr. Eyler, Dr. Bryce, Mr. Lo and Dr. Charnas, represents life insurance premiums paid by us in the amounts of $810, $7,112, $2,279, $990 and $1,650, respectively, for 2016. For each of Mr. Auerbach, Mr. Eyler, Dr. Bryce and Mr. Lo, represents matching contributions to our 401(k) plan made by us in the amount of $10,600, and for Dr. Charnas $3,859, for 2016.
(5)	Dr. Charnas joined our Company in July 2016 as our Senior Vice President, Regulatory Affairs and Project Management.
(6)	Amount includes $31,505 paid to Mr. Charnas in 2016 as part of his one-time sign-on bonus.

Grants of Plan-Based Awards in 2016

The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during the year ended December 31, 2016.

Name	Grant Date	Vesting Commencement Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Shares Underlying Options (#)(2)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Alan H. Auerbach	5/25/2016	5/25/2016	—	66,667	35.61	1,442,662
	10/14/2016	7/19/2016	150,000	—		8,152,500
Charles R. Eyler	5/25/2016	5/25/2016	—	30,000	35.61	649,195
	10/14/2016	7/19/2016	10,500	—		570,675
Richard P. Bryce	5/25/2016	5/25/2016	—	41,250	54.35	892,643
	10/14/2016	7/19/2016	31,500	—		1,712,025
Steven Lo	5/25/2016	5/25/2016	—	30,000	35.61	649,195
	10/14/2016	7/19/2016	31,500	—		1,712,025
Robert Charnas	7/1/2016	5/25/2016	—	90,000	30.22	1,634,871
	10/14/2016	7/19/2016	31,500	—		1,712,025

(1)	Amounts reflect the number of RSUs granted under the Plan that vest over a three-year period (subject to continued service through the applicable vesting date) with one-sixth of the shares underlying the RSU award vesting on each six-month anniversary of the vesting commencement date.

(2)	Amounts reflect the number of stock options granted under the Plan with one-third of the shares underlying the option vesting on the first anniversary of the vesting commencement date, and the remainder of the shares underlying the option vesting in equal monthly installments over the following 24 months.
(3)	Represents the grant date fair values of equity awards granted during 2016 determined in accordance with ASC 718. For a discussion of valuation assumptions for the equity awards, see Note 6 to our 2016 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 1, 2017.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Our Named Executive Officers

President and Chief Executive Officer – Alan H. Auerbach

On January 19, 2012, we entered into an employment agreement with Alan H. Auerbach, our President and Chief Executive Officer. The employment agreement governs the terms of Mr. Auerbach’s employment with us and expired on September 1, 2014, but is subject to automatic one-year renewal terms unless earlier terminated or either we or Mr. Auerbach gives written notice of termination 60 days prior to the end of the term. The employment agreement also provides that Mr. Auerbach will be nominated for election to our Board if the term of his directorship expires during the term of the employment agreement.

Pursuant to the employment agreement, Mr. Auerbach will receive an annual base salary, which was initially set at $470,000 (which has increased to $713,790 in 2016), and he is eligible to receive an annual discretionary bonus in an amount up to 50% of his base salary (pro-rated for any partial year service), each subject to possible increase in connection with our annual review process. Mr. Auerbach is also eligible under the employment agreement to participate in all benefits offered to our senior executives. In connection with entering into the employment agreement, Mr. Auerbach also received an option to purchase 200,000 shares of our common stock in February 2012, which vested in full in 2016.

For a discussion of the payments and other benefits to which Mr. Auerbach is entitled in the event of certain qualifying terminations, including certain terminations in connection with a change in control of us, see “Potential Payments Upon a Termination or Change in Control” below.

Mr. Auerbach’s employment agreement contains customary confidentiality and assignment of inventions provisions that survive the termination of the employment agreement for an indefinite period. The employment agreement also contains non-solicitation and non-disparagement provisions extending until 18 months following the termination of his employment with us.

Other Named Executive Officers – Charles R. Eyler, Richard P. Bryce, Steven Lo and Robert Charnas

We have entered into letter agreements with each of the Named Executive Officers listed in the table below. These Named Executive Officers are at-will employees. The table below also sets forth each officer’s initial base salary (which has increased for each executive other than Dr. Charnas) and target annual bonus opportunity under the letter agreements. For 2016, Mr. Eyler’s target bonus was 35% of his base salary. Pursuant to the agreements, these executives are eligible to receive a discretionary annual performance bonus subject to the attainment of performance criteria established and evaluated by us.

Name	Initial Base Salary ($)	Target Annual Bonus (% of Base Salary)
Charles R. Eyler	265,000	30%
Richard P. Bryce	315,000	35%
Steven Lo	425,000	40%
Robert Charnas	330,750	30%

Each of Mr. Eyler, Dr. Bryce, Mr. Lo and Dr. Charnas is also eligible to participate in all health, welfare, savings and retirement plans, practices, policies and programs maintained or sponsored by us from time to time for the benefit of similarly situated employees. In addition, in connection with entering into these letter agreements, we granted Mr. Eyler an option to purchase 90,000 shares of our common stock, Dr. Bryce an option to purchase 105,000 shares of our common stock, Mr. Lo an option to purchase 150,000 shares of our common stock and Dr. Charnas an option to purchase 90,000 shares of our common stock. The initial options to Mr. Eyler and Dr. Bryce are vested in full.

In connection with entering into his employment offer letter in 2016, we agreed to pay to Dr. Charnas a one-time signing bonus equal to $378,059. This bonus will be paid in substantially equal one-twelfth installments on each quarterly anniversary of Mr. Charnas’ hire date (July l, 2016), with the last tranche being paid on the third annual anniversary of his hire date, subject to Mr. Charnas’ continued employment through the applicable payment date.

The letter agreements also contain a customary non-solicitation provision and, in connection with their entry into the offer letters, each of the Named Executive Officers listed in the table above entered into our standard proprietary information and inventions agreement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Alan H. Auerbach(2)	200,000	—	(3)	3.75	2/13/2022	—		—
	150,000	—	(4)	19.34	12/17/2022	—		—
	150,000	—	(5)	44.08	10/25/2023	—		—
	112,500	37,500	(6)	195.33	12/15/2024	—		—
	62,499	87,501	(7)	76.54	10/6/2025	—		—
	—	66,667	(8)	35.61	5/25/2026	—		—
	—	—		—	—	150,000	(9)	4,605,000
Charles R. Eyler	90,000	—	(10)	3.75	2/13/2022	—		—
	22,500	—	(4)	19.34	12/17/2022	—		—
	31,500	—	(11)	41.50	11/18/2023	—		—
	23,625	7,875	(12)	223.32	11/19/2024	—		—
	13,124	18,376	(13)	75.52	10/7/2025	—		—
	—	30,000	(14)	35.61	5/25/2026	—		—
	—	—		—	—	10,500	(15)	322,350
Richard P. Bryce	102,000	—	(16)	11.30	6/1/2022	—		—
	36,750	—	(17)	55.20	7/9/2023	—		—
	25,375	6,125	(18)	65.66	7/9/2024	—		—
	15,749	15,750	(19)	87.88	8/2/2025	—		—
	—	41,250	(14)	35.61	5/25/2026	—		—
	—	—		—	—	31,500	(15)	967,050
Steven Lo	—	150,000	(20)	95.22	9/7/2025	—		—
	—	30,000	(8)	35.61	5/25/2026	—		—
	—	—		—	—	31,500	(9)	967,050
Robert Charnas	—	90,000	(21)	30.22	7/1/2026	—		—
	—	—		—	—	31,500	(15)	967,050

(1)	Market value is determined based on the closing price per share of our common stock on December 30, 2016, of $30.70 per share.
(2)	In addition to the option awards reflected above, Mr. Auerbach holds a warrant that is exercisable until October 2021 for 2,116,250 shares of our common stock at $16 per share.
(3)	This option vested in full on January 19, 2015.
(4)	This option vested in full on December 17, 2015.
(5)	This option vested in full on October 25, 2016.
(6)	One-third of the option vests on the first anniversary of the vesting commencement date of September 1, 2014 and then one thirty-sixth monthly thereafter, subject to continued service. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.
(7)	One-third of the option vests on the first anniversary of the vesting commencement date of September 1, 2015 and then one thirty-sixth monthly thereafter, subject to continued service. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.

(8)	One-third of the option vests on the first anniversary of the vesting commencement date of May 25, 2016 and then one thirty-sixth monthly thereafter, subject to continued service. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.
(9)	One-sixth of the RSU award vests on each six-month anniversary of the vesting commencement date of July 19, 2016. In addition, this award may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.
(10)	This option vested in full on December 31, 2014.
(11)	This option vested in full on November 18, 2016.
(12)	One-third of the option vests on the first anniversary of the vesting commencement date of September 1, 2014 and then one thirty-sixth monthly thereafter, subject to continued service.
(13)	One-third of the option vests on the first anniversary of the vesting commencement date of September 1, 2015 and then one thirty-sixth monthly thereafter, subject to continued service.
(14)	One-third of the option vests on the first anniversary of the vesting commencement date of May 25, 2016 and then one thirty-sixth monthly thereafter, subject to continued service.
(15)	One-sixth of the RSU award vests on each six-month anniversary of the vesting commencement date of July 19, 2016.
(16)	This option was vested in full as of June 1, 2015.
(17)	This option was vested in full as of July 9, 2016.
(18)	One-third of the option vests on the first anniversary of the grant date of July 9, 2014 and then one thirty-sixth monthly thereafter, subject to continued service.
(19)	One-third of the option vests on the first anniversary of the vesting commencement date of June 20, 2015 and then one thirty-sixth monthly thereafter, subject to continued service.
(20)	One-quarter of the option vests on the first anniversary of the vesting commencement date of September 8, 2015, and then one forty-eighth monthly thereafter, subject to continued employment. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.
(21)	One-third of the option vests on the first anniversary of the grant date of July 1, 2016 and then one thirty-sixth monthly thereafter, subject to continued service.

Option Exercises and Stock Vested

The following table shows the number of shares of common stock acquired by each Named Executive Officer during 2016 upon the exercise of options held by the executive during 2016.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Alan H. Auerbach	—	—
Charles R. Eyler	—	—
Richard P. Bryce	2,917	158,539
Steven Lo	—	—
Robert Charnas	—	—

(1)	Represents the price at which shares acquired upon exercise of the stock options were sold, net of the exercise price for acquiring shares.

Pension Benefits and Nonqualified Deferred Compensation

During the fiscal year ended December 31, 2016, we did not have any plans in place for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax qualified deferred contribution plans and nonqualified deferred contribution plans.

Potential Payments Upon a Termination or Change in Control

Alan H. Auerbach. On January 19, 2012, we entered into an employment agreement with Alan H. Auerbach, our President and Chief Executive Officer. Pursuant to the employment agreement, in the event Mr. Auerbach’s employment is terminated by us without “cause” or by Mr. Auerbach for “good reason” 60 days prior to, or 18 months following, a “change in control” (each as defined in the employment agreement and described below), he will be entitled to receive, in addition to any accrued but unpaid compensation and benefits:

•	a lump sum payment equal to two times the sum of his base salary and the maximum bonus to which he would be eligible to receive for the year in which the termination occurs;

•

all unvested equity-based incentive awards will immediately vest on the later of the change in control and the termination date, and will remain exercisable (as applicable) for a period of up to 12 months from the date of the termination; and

•	up to 18 months continuation of healthcare benefits to him and his dependents.

In the event a change in control occurs and an excise tax is imposed as a result of any payments made to Mr. Auerbach in connection with such change in control, we will either (i) reduce the payments made to Mr. Auerbach such that the excise tax will not be imposed or (ii) in certain circumstances, pay the entire (unreduced) payments and also pay or reimburse Mr. Auerbach an amount equal to any such excise tax plus any taxes resulting from such payments.

In the event Mr. Auerbach’s employment is terminated without “cause” or by Mr. Auerbach for “good reason,” in each case outside of the change in control context described above, then Mr. Auerbach will be entitled to receive, in addition to any accrued but unpaid compensation and benefits (i) an amount equal to the sum of his base salary and the maximum bonus to which he would be eligible to receive for the year in which the termination occurs, payable over a period of one year following such termination in substantially equal installments; and (ii) up to 18 months continuation of healthcare benefits to him and his dependents.

All severance benefits are contingent upon Mr. Auerbach’s execution and non-revocation of a general release of claims in favor of us. Under the terms of Mr. Auerbach’s employment agreement:

•

“Cause” is generally defined as (i) the willful failure, disregard or refusal by the executive to perform his duties; (ii) any willful, intentional or grossly negligent act by the executive that injures in a material way our business or reputation; (iii) willful misconduct by the executive in respect of his duties or obligations; (iv) the executive’s commission of any felony or a misdemeanor involving moral turpitude (including entry of a nolo contendere plea to any such charge); (v) the determination by us, after a reasonable and good-faith investigation following a written allegation by another employee of us that the executive engaged in some form of harassment prohibited by law, unless the executive’s actions were specifically directed by the board; (vi) any misappropriation or embezzlement of our property; (vii) breach by the executive of his obligations with respect to confidentiality, non-solicitation and non-disparagement or of any of his representations or warranties under the employment agreement; and (viii) material breach by the executive of any other provision of the employment agreement which is not cured within a specified timeframe.

•

“Good reason” is generally defined as: (i) a material diminution in the executive’s base salary, excluding any reduction applicable equally to all of our executive officers following a material decline in our earnings, public image, or performance; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a change in the geographic location at which the executive must perform services to a location that is greater than 25 miles from our principal place of business as of the date of the employment agreement; (iv) a direction to the executive to take any action that violates any applicable legal or regulatory requirement; or (v) any other action or inaction that constitutes a material breach by us of our obligations under the employment agreement.

•

A “change in control” is generally defined as: (i) the consummation of a transaction where any persons become the beneficial owners of Company securities representing more than 50% of the total combined voting power of our securities after such acquisition; (ii) a change in the composition of the board such that during any period of two consecutive years, individuals who originally formed our Board, together with certain new directors, at the beginning of such period cease for any reason to constitute a majority of the board; (iii) us merging, consolidating, reorganizing or combining with another corporation or entity or a sale or other disposition of all or substantially all of our assets or an acquisition of assets or stock of another entity, in each case, where our stockholders prior to the transaction own less than 50% of the outstanding voting securities of the surviving corporation or entity; or (iv) our stockholders approving a liquidation or dissolution of us.

Steven Lo. On August 17, 2015, we entered into an employment letter agreement with Steven Lo, our Chief Commercial Officer. Pursuant to the letter agreement, in the event Mr. Lo’s employment is terminated by us without “cause” or by Mr. Lo for “good reason” (each as defined in the letter agreement and described below) he will be entitled to receive, in addition to any accrued but unpaid compensation and benefits (i) 12 months base salary, to be paid in substantially equal installments in accordance with the Company’s standard payroll policies; (ii) up to 12 months continuation of healthcare benefits to him and his dependents; and (iii) if the termination occurs on or within the 18 months following a “change in control” (as defined in the letter agreement and described below) all unvested equity-based incentive awards will immediately vest on the termination date. All severance benefits are contingent upon Mr. Lo’s execution and non-revocation of a general release of claims in favor of us. Under the terms of Mr. Lo’s employment agreement:

•

“Cause” is generally defined as (i) the unauthorized use or disclosure of confidential information or trade secrets of the Company or any other material breach of a written agreement between the executive and the Company, including without limitation a material breach of any employment or confidentiality agreement; (ii) the executive’s indictment for, or the entry of a plea of guilty or nolo contendere by the executive to, a felony under the laws of the United States or any state thereof or other foreign jurisdiction or any crime involving dishonesty or moral turpitude; (iii) the executive’s gross negligence or willful misconduct or the executive’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the executive against the Company; or (v) any acts, omissions or statements by an executive which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

•

“Good reason” is generally defined as (i) a material diminution in the executive’s base salary, excluding any reduction applicable equally to all of our executive officers following a material decline in our earnings, public image, or performance; (ii) a material diminution in the executive’s authority, duties or responsibilities; and (iii) a change in the geographic location at which the executive must perform services to a location that is greater than 25 miles from our principal place of business as of the date of the employment agreement.

•

A “change in control” is generally defined as: (i) the consummation of a transaction where any persons become the beneficial owners of Company securities representing more than 50% of the total combined voting power of our securities after such acquisition; (ii) a change in the composition of the board such that during any period of two consecutive years, individuals who originally formed our Board, together with certain new directors, at the beginning of such period cease for any reason to constitute a majority of the board; (iii) us merging, consolidating, reorganizing or combining with another corporation or entity or a sale or other disposition of all or substantially all of our assets or an acquisition of assets or stock of another entity, in each case, where our stockholders prior to the transaction own less than 50% of the outstanding voting securities of the surviving corporation or entity; or (iv) our stockholders approving a liquidation or dissolution of us.

Charles R. Eyler, Richard P. Bryce, and Robert Charnas. None of our other Named Executive Officers are entitled to any payments from us following, or in connection with such Named Executive Officer’s resignation, retirement or other termination, or a change in control of us or a change in such Named Executive Officer’s responsibilities following a change in control, except that, under the terms of the Plan, in the event of a change in control (as defined above), if the successor corporation refuses to assume or substitute any equity award held by Mr. Eyler, Dr. Bryce or Dr. Charnas, such equity awards will immediately vest and, if applicable, become exercisable and be deemed exercised immediately prior to the change in control transaction.

Summary of Potential Payments

The following table summarizes the payments that would have been made to Mr. Auerbach and Mr. Lo upon the occurrence of a qualifying termination of employment (whether or not in connection with a change in control), assuming that Mr. Auerbach’s and Mr. Lo’s termination of employment with our company occurred on December 31, 2016 or in the event that a change in control of our company occurred on December 31, 2016, as applicable. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by Mr. Auerbach and Mr. Lo during employment that are available to all salaried employees, such as accrued vacation. In addition, the following table does not include our other Named Executive Officers because they would not be entitled to any payments and/or benefits upon a qualifying termination and/or change in control.

Name	Termination Without Cause or With Good Reason (Not in Connection with Change in Control) ($)	Termination Without Cause or With Good Reason (In Connection with Change in Control) ($)
Alan Auerbach
Cash Severance	1,070,685	2,141,370
Continued Health Benefits	7,721	7,721
Acceleration of Equity Awards	—	4,605,000
280G Excise Tax Gross-Up	—	1,524,337
Total	1,078,406	8,278,428
Steven Lo
Cash Severance	442,000	442,000
Continued Health Benefits	15,508	15,508
Acceleration of Equity Awards	—	967,050
Total	457,508	1,424,558

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the equity awards outstanding under the Plan as of December 31, 2016:

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)(1)	Number of Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)
Equity compensation plan approved by security holders(2)	7,209,030	(3)	87.52	1,741,857
Equity compensation plans not approved by security holders	—		—	—

Total	7,209,030		87.52	1,741,857

(1)	Represents the weighted-average exercise price of outstanding options.
(2)	On September 15, 2011, the Board and stockholder of Puma Biotechnology, a privately held Delaware corporation and our predecessor, adopted the Plan. On October 4, 2011, we assumed the Plan in connection with the merger between Puma Biotechnology, Inc., a privately held Delaware corporation formed on September 15, 2010, and us.
(3)	Represents 6,578,522 shares of outstanding options and 630,508 shares of unvested restricted stock units.

Administration

Except with respect to grants to non-employee directors, the Compensation Committee administers the Plan. Subject to the terms of the Plan, the Board’s authority to administer the Plan with respect to grants made to non-employee directors, and the Compensation Committee’s delegation of certain of its authority under the Plan to our Stock Option Committee, the Compensation Committee has complete authority and discretion to determine the terms of awards under the Plan.

Eligible Recipients

Any of our or our affiliates’ officers, employees, consultants and non-employee directors of the Board, is eligible to receive awards under the Plan.

Grants

The Plan authorizes the grant to eligible recipients of non-qualified stock options (“NSOs”), incentive stock options (“ISOs”), restricted stock awards, RSUs, performance shares, dividend equivalent awards, deferred stock awards, stock payment awards, stock appreciation rights (“SARs”) and other incentive awards, as well as performance awards (including cash awards).

Duration, Amendment and Termination

Our Board may amend, suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to awards, unless such change is authorized by our stockholders within one year.

AUDIT MATTERS

Audit Committee Report

Following is the report of the Audit Committee with respect to the Company’s audited consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the years ended December 31, 2016, 2015 and 2014 and the notes thereto.

Responsibilities. The Audit Committee operates under a written charter adopted by the Board. The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process and principles, internal controls and disclosure controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or is reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures. The independent registered public accounting firm for the periods referenced above, PKF, LLP (formerly PKF, Certified Public Accountants, A Professional Corporation) (“PKF”), is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles and is also responsible for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.

Review with Management and Independent Registered Public Accountants. The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with the Company’s independent registered public accounting firm, PKF. The Audit Committee has also reviewed and discussed with management and PKF the quarterly financial statements for each quarter in such fiscal year, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016, PKF’s evaluation of the Company’s internal control over financial reporting as of that date, and audit plans and results. The Audit Committee has also discussed with PKF those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from PKF required by the applicable requirements of the Public Company Accounting Oversight Board regarding the communications of PKF with the Audit Committee concerning the accountant’s independence, and has discussed with PKF its independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee of the Board of Directors

Jay M. Moyes (Chairman)

Troy E. Wilson

Frank E. Zavrl

Independent Registered Public Accountants

On March 23, 2017, the Audit Committee approved and appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. In connection with the engagement of KPMG, the Company notified PKF of its dismissal as the Company’s independent registered public accounting firm effective as of that date.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, neither the Company nor anyone on its behalf consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event.

The audit reports of PKF on the Company’s financial statements for each of the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PKF, would have caused PKF to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, there was no “reportable event” (as that term is defined in 304(a)(1)(v) of Regulation S-K).

The Company provided PKF with a copy of the Current Report on Form 8-K filed on March 24, 2017 prior to its filing with the SEC and requested PKF to furnish the Company with a letter addressed to the SEC stating whether PKF agrees with the statements contained therein. A copy of PKF’s letter dated March 24, 2017 was filed as Exhibit 16.1 to the Current Report on Form 8-K.

Audit and Non-Audit Fees

The following table presents fees for professional services provided or to be provided by PKF for the audit of and other services rendered to us during the fiscal years ended December 31, 2016 and 2015.

	2016	2015
PKF, LLP
Audit Fees	$222,484	$191,108
Audit-Related Fees	—	—
Tax Fees	8,000	8,500
All Other Fees	54,063	27,131

Total Fees	$284,547	$226,739

Audit Fees

This category includes fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. This category also includes fees associated with advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits and the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 with respect to the fiscal years ended December 31, 2016 and 2015.

Audit-Related Fees

This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation.

Tax Fees

This category includes fees for tax planning for merger and acquisition activities, tax consultations, the review of income tax returns and assistance with state tax examinations.

All Other Fees

During the fiscal years ended December 31, 2016 and 2015, this category included fees for review work performed on the prospectus supplement related to a financing.

Pre-Approval Policies and Procedures

For the fiscal years ended December 31, 2016 and 2015, our Audit Committee approved the audit-related and non-audit related services performed by PKF, LLP and associated fees. The Audit Committee determined that the rendering of the non-audit services was compatible with maintaining the independence of PKF, LLP.

For the fiscal year ending December 31, 2017, our Audit Committee pre-approved audit-related and non-audit related services not prohibited by law to be performed by KPMG, our independent registered public accountants for such period, and estimated fees. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to our management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of our Board has selected KPMG LLP as our independent registered public accountants for the year ending December 31, 2017, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. Representatives of PKF are not expected to attend the annual meeting.

If the stockholders fail to ratify the selection of KPMG LLP as our independent registered public accountants for the year ending December 31, 2017, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 3

APPROVAL OF THIRD AMENDMENT TO THE PUMA BIOTECHNOLOGY, INC. 2011 INCENTIVE AWARD PLAN

Introduction

On April 27, 2017, our Board adopted an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (as amended, the “Plan”) to add a non-employee director compensation limit to the Plan (the “Director Limit Amendment”).

A copy of the Director Limit Amendment is included as Appendix A to this proxy statement.

Proposed Director Compensation Limitation. Although stockholder approval of the Director Limit Amendment is not required under the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, we are asking our stockholders to approve the Director Limit Amendment because we believe seeking a stockholder-approved limit on the amount of cash and equity-based compensation that can be paid to a non-employee director of the Company in a calendar year reflects corporate governance best practice. Stockholder approval of an aggregate limit on non-employee director compensation also provides guidance to the Board as to the appropriate parameters within which director compensation can be set.

Under the Director Limit Amendment, the maximum aggregate cash compensation and equity-based compensation (based on grant date fair value) that can be granted to any non-employee director of the Company in any calendar year under the Plan or otherwise will be $1,000,000 (the “Director Limit”). In determining this limit, our Compensation Committee and Board reviewed summary data regarding non-employee director compensation for companies within the Company’s peer group (described under “Executive Compensation – Compensation Discussion and Analysis – Determination of Compensation”), provided by the Compensation Committee’s independent compensation consultant, Compensia.

In conjunction with its review of peer group data to determine an appropriate limit, the Compensation Committee and Board also decided to undergo a review of our compensation program for non-employee directors (the “Director Compensation Program”).

Under the Company’s previous Director Compensation Program, each non-employee director was eligible to receive an annual cash retainer equal to $50,000 and an annual stock option grant covering 10,000 shares that vests over a three-year period, subject to continued service. In addition, each non-employee director received a stock option grant covering 30,000 shares upon his or her initial appointment and/or election to the Board, and committee members received a stock option grant covering 10,000 shares (non-chair) or 20,000 shares (chair) upon their appointment to the relevant committee, each of which vest over a three-year period, subject to continued service.

In connection with adopting the Director Limit Amendment, the Board also adopted an amended Director Compensation Program to more closely align our non-employee directors’ compensation to that of our peer group. Specifically, our amended Director Compensation Program provides for:

•	An annual cash retainer equal to $50,000 (unchanged from the previous Director Compensation Program);

•	An annual cash retainer for committee service equal to:

Committee	Cash Retainer
Audit (chair)	$20,000
Audit (non-chair)	$10,000
Compensation (chair)	$15,000
Compensation (non-chair)	$7,500
Nominating and Governance (chair)	$10,000
Nominating and Governance (non-chair)	$5,000

•

An annual stock option award (granted at each annual meeting) with a value of $300,000 (determined using a Black-Scholes option value based on a 30-day trading average stock price), generally vesting over a one-year period, subject to continued service; and

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An initial stock option award (granted upon initial appointment or election to the Board) with a value equal to $700,000 (determined using a Black-Scholes option value based on a 30-day trading average stock price), generally vesting over a three-year period, subject to continued service.

The Board determined to grant equity awards in the form of options in order to align this compensation tool with our peer group, but the Board expects to evaluate this practice going forward. The amended Director Compensation Program was effective April 1, 2017 and will continue to govern the compensation of our non-employee directors going forward regardless of whether or not the Director Limit Amendment is approved by our stockholders.

Stockholder Approval

As stockholder approval of the Director Limit Amendment is not required under the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, if stockholders do not approve the proposal in this Proposal 3, the proposed Director Limit Amendment will remain in effect and will continue to limit the aggregate compensation payable to non-employee directors. However, our Board and Compensation Committee will consider the outcome of this vote in making future decisions about a limit on the compensation for our non-employee directors. Stockholder approval of this Proposal 3 is separate and apart from Proposal 4 (seeking approval of an increase to the Plan’s share reserve), and approval of Proposal 4 is not conditioned on or a part of this Proposal.

Additional Information about the Plan

Proposal 4 provides a summary of the material terms of the Plan (including the Director Limit Amendment) and a summary of the material U.S. federal tax consequences of receiving awards under the Plan. In addition, please refer to the following tables set forth in Proposal 4:

•	New Plan Benefits, which sets forth the estimated awards of all types to be made under the Plan to our individual named executive officers, non-employee directors and other groups during 2017.

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Equity Awards Made as of April 19, 2017, which sets forth the awards of all types granted under the Plan to our individual named executive officers and other groups since the adoption and approval of the Plan in 2011.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE 2011 INCENTIVE AWARD PLAN TO ADD A NON-EMPLOYEE DIRECTOR COMPENSATION LIMIT TO THE PLAN.

PROPOSAL 4

APPROVAL OF FOURTH AMENDMENT TO THE PUMA BIOTECHNOLOGY, INC. 2011 INCENTIVE AWARD PLAN

Introduction

On April 27, 2017, our Board adopted an amendment to the Plan to, among other things, increase the number of shares we are authorized to issue or award under the Plan by 2,000,000 shares (the “Share Reserve Amendment”). The Share Reserve Amendment is subject to stockholder approval. In connection with the Share Reserve Amendment, the Board also amended the Plan to (i) remove certain “liberal share-counting” provisions, such that shares tendered or withheld to satisfy the exercise price and/or tax withholding obligations associated with an award will not be added back into the Plan’s share reserve and (ii) provide that dividends and dividend equivalents may not be paid on awards granted under the Plan unless and until any applicable vesting conditions are satisfied (together, the “Ancillary Amendments”). The Ancillary Amendments are not subject to stockholder approval under this Proposal 4 (or otherwise). The Plan, as amended by the Director Limit Amendment, the Ancillary Amendments and the Share Reserve Amendment, is referred to herein as the “Amended Plan”.

A copy of the Share Reserve Amendment and the Ancillary Amendments is included as Appendix B to this proxy statement.

Proposed Share Reserve Increase. We are asking our stockholders to approve the Share Reserve Amendment because we believe the availability of an adequate reserve of shares under the Plan is important to our continued growth and success. The purpose of the Plan is to assist us in attracting, motivating and retaining selected individuals who will serve as our employees, directors and consultants, whose judgment, interest and special effort is critical to the successful conduct of our operation. We believe that the equity-based awards to be issued under the Plan will motivate recipients to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of our stockholders. We believe that grants of equity-based awards are necessary to enable us to continue to attract and retain top talent; if the Share Reserve Amendment is not approved, we believe our recruitment and retention capabilities will be adversely affected.

In its determination to approve the increase in the number of shares authorized under the Plan, the Board and Compensation Committee considered:

In 2016, 2015 and 2014, we granted equity awards representing a total of approximately 2,299,109, 2,606,183 and 1,980,208 shares, respectively. This grant level largely reflects growth in hiring, as we increased from approximately 120 employees at 2014 fiscal year end to 160 employees at 2016 fiscal year-end. Although last year our employee base did not continue to grow at a material rate, we expect to grow to over 300 employees in 2017. These new employees are expected to focus on sales and marketing, medical affairs and various positions associated with the commercialization effort of Neratinib, and we expect to hire into these positions prior to the anticipated approval date of our new drug application (“NDA”) for the regulatory approval of Neratinib.

The majority of the equity awards granted in 2014 – 2016 were awarded to newly-hired employees. In 2015 we asked our stockholders to approve an increase in the number of shares authorized under the Plan by 4,000,000 shares, which we believed would enable us to continue granting equity awards for approximately two years. As we mentioned in our prior request for additional shares (in 2015), we expected to grow in connection with the anticipated commercialization of our product. Although we have started to restructure our long-term incentive program (to shift from granting stock options, which are appreciation rights, to full value awards), in connection with that growth, we continued to add staffing to meet those activities and we relied on equity awards under the Plan to attract new talent and motivate and retain existing talent. We currently anticipate that the additional 2,000,000 shares will provide sufficient shares for at least the next two to three years. If we do not increase the shares available for issuance under the Plan, then based on historical usage rates of shares under the Plan, we would expect to exhaust the share limit under the Plan in October 2017, at which time we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent. Given this expectation, in an effort to ensure our Company has a sufficient number of shares available to incentivize new talent (including in the event this proposal is not approved), our Board adopted an employment inducement plan (which is exempt from NASDAQ’s stockholder approval requirements) that will allow us to continue to grant equity awards to attract new employees as we continue to grow. However, we will not be permitted to use this plan to grant equity awards to continuing employees. Therefore, as we move toward approval of the NDA and commercialization, it is imperative that we have the ability to grant equity awards to continuing employees in order to motivate, incentivize and retain highly qualified talent.

In 2016, our end of year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under the Plan by (ii) the number of our shares outstanding at the end of the fiscal year, was 24.3%. If approved, the issuance of the additional shares to be reserved under the Plan would dilute the holdings of stockholders by an additional 5.4% on a fully diluted basis, based on the number of shares of our common stock outstanding as of March 31, 2017. If the amendment to the Plan is approved, we expect our overhang rate at the end of 2017 will be approximately 29.7%, which we believe is reasonable, and is lower than our expected overhang rate at the end of 2015 (approximately 32%) when we last sought stockholder approval of an increase in the Plan’s share reserve.

If this Proposal 4 is adopted, a maximum of 12,529,412 shares of common stock will be reserved for issuance under the Amended Plan, all of which may be granted as ISOs pursuant to Section 422 of the Code. In light of the factors described above, the Board believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Stockholder Approval

This Proposal 4 is only seeking approval of the Share Reserve Amendment. In general, stockholder approval of the Share Reserve Amendment is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, and to grant stock options that qualify as incentive stock options, or ISOs, as defined under Section 422 of the Code.

If stockholders do not approve the proposal in this Proposal 4, the proposed additional shares will not become available for issuance under the Plan, although the Ancillary Amendments will remain in effect. Stockholder approval of this Proposal 4 is separate and apart from Proposal 3 (seeking approval of a non-employee director compensation limit in the Plan), and approval of Proposal 3 is not conditioned on or a part of this Proposal.

Material Terms of the Amended Plan

The material terms of the Plan, as amended by the Director Limit Amendment, the Ancillary Amendments and as proposed to be amended by the Share Reserve Amendment, are summarized below and qualified in their entirety by reference to the Puma Biotechnology, Inc. 2011 Incentive Award Plan attached as Exhibit 10.4 to the Current Report on Form 8-K that we filed with the SEC on October 11, 2011, the First Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan attached as Appendix A to the amendment to the proxy statement on Schedule 14A that we filed with the SEC on June 4, 2014, the Second Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan attached as Appendix A to the proxy statement on Schedule 14A that we filed with the SEC on April 30, 2015, and the Third Amendment and the Fourth Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan attached as Appendix A and Appendix B, respectively, to this proxy statement.

Eligibility and Administration. Our employees, consultants and directors are eligible to receive awards under the Amended Plan. Currently, approximately 175 employees and 4 non-employee directors (and no consultants) are eligible to participate in the Amended Plan.

The Amended Plan is administered by our Board with respect to awards to non-employee directors and by our Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 162(m) of the Code, Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Amended Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available. If our stockholders approve this proposal, the aggregate number of shares of our common stock that will be available for issuance under awards granted pursuant to the Amended Plan will equal 12,529,412, all of which may be granted as ISOs pursuant to Section 422 of the Code. As of April 19, 2017, there were approximately 962,000 shares available for grant under the Plan. The per share market value of our stock on April 19, 2017 was $37.25. To the extent permitted under applicable law and applicable stock exchange rules, awards that provide for the delivery of shares subsequent to the applicable grant date may be granted in excess of the aggregate share limit if such awards provide for the forfeiture or cash settlement to the extent that insufficient shares remain under the aggregate share limit at the time that shares would otherwise be issued in respect of such award.

Shares subject to awards under the Amended Plan that are forfeited, expire or are settled for cash may be used again for new grants under the Amended Plan. The following shares may not be used again for new grants of awards under the Amended Plan: (i) shares tendered or withheld to satisfy the exercise price and/or tax withholding associated with an award, (ii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise, and (iii) shares purchased on the open market with the cash proceeds from the exercise of options. Shares granted under the Amended Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Awards granted under the Amended Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Amended Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any calendar year is 500,000 and the maximum amount that may be paid in cash pursuant to the Amended Plan to any one participant during any calendar year period will be $2,000,000. The maximum aggregate cash compensation and equity-based compensation (based on grant date fair value) that can be granted to any non-employee director of the Company in any calendar year under the Amended Plan or otherwise is $1,000,000.

Awards. The Amended Plan provides for the grant of stock options, including ISOs and NSOs, restricted stock, dividend equivalents, stock payments, RSUs, deferred stock, performance shares, other incentive awards, SARs, and performance awards (including cash awards). Certain awards under the Amended Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan are or will be set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders), and the plan administrator may provide that any option may be “early exercised” in exchange for shares of restricted stock. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

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Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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Restricted Stock, Deferred Stock, Restricted Stock Units and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price, or that are acquired pursuant to the early exercise of an option. No dividends are payable with respect to restricted stock prior to vesting unless and until the vesting conditions are subsequently satisfied. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, deferred stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

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Stock Payments, Other Incentive Awards and Cash Awards. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals (for more information, see “Performance Awards” below).

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award terminates or expires, as determined by the plan administrator. In addition, dividend equivalents will only be paid out to the holder to the extent that such vesting conditions of the underlying award are subsequently satisfied. Dividend equivalents will not be payable on options or SARs, unless otherwise determined by the plan administrator.

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Performance Awards. Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to qualify as “performance-based” compensation, or QPBC, within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m). The plan administrator may (but is not required to) seek to structure awards under the Amended Plan in accordance with the QPBC exemption. In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our Compensation Committee and linked to stockholder-approved performance criteria. For purposes of the Amended Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (i) net earnings (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of common stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; (xxv) sales-related goals; (xxvi) comparisons with other stock market indices; (xxvii) debt reduction; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) employee satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; and (xxxiv) year-end cash, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Amended Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the Amended Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards. In the event of a change in control of our company (as defined in the Amended Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for some or all outstanding awards, then all such awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Transferability, Repricing and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting and exercisable only by the participant. The Amended Plan requires stockholder approval to reprice any award of stock options or stock appreciation rights (whether through a reduction of the applicable price per share or the cancellation and substitution of such an award with another award when the price per share for such award exceeds the fair market value of the underlying shares). With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination. Our Board may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for (i) any amendment that increases the number of shares available under the Amended Plan and (ii) any amendment that reduces the price per share of any outstanding option or stock appreciation right granted under the Amended Plan or that cancels any stock option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares. After the tenth anniversary of September 15, 2011, no ISOs may be granted; however, the Amended Plan does not have a specified expiration and will otherwise continue in effect until terminated by us.

New Plan Benefits

Except with respect to grants of stock options that will be awarded to each non-employee director serving on our board at this annual meeting, which is shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan will be determined in the discretion of our Compensation Committee and Stock Option Committee in the future, and neither our Compensation Committee nor our Stock Option Committee has made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan, or the benefits that would have been received by such participants if the Amended Plan, as proposed to be amended, had been in effect in the year ended December 31, 2017.

Name/Category of Individuals	Dollar Value ($)	Number of Stock Options
Alan H. Auerbach	—	—
Charles R. Eyler	—	—
Steven Lo	—	—
Richard P. Bryce	—	—
Robert Charnas	—	—
All current executive officers as a group	—	—
All non-employee directors as a group(1)	1,200,000	—
All employees, including all current officers who are not executive officers, as a group	—	—

(1)	Pursuant to our amended Director Compensation Program, each non-employee director serving on our board at this annual meeting will be awarded a stock option with a value of $300,000 (determined using a Black-Scholes option value based on a 30-day trading average stock price).

Equity Awards Made as of April 19, 2017

The following table sets forth summary information concerning the number of shares of our common stock subject to option grants, restricted stock unit grants and performance share grants made under the Plan to our named executive officers, directors and employees as of April 19, 2017.

Name/Category of Individuals	Number of Shares Underlying Option Grants	Number of Performance Shares	Number of Restricted Stock Units
Alan H. Auerbach	936,667	—	150,000
Charles R. Eyler	268,500	—	10,500
Steven Lo	211,500	—	31,500
Richard P. Bryce	277,500	—	31,500
Robert Charnas	105,750	—	31,500
All current executive officers as a group	1,799,917	—	255,000
All non-employee directors as a group	370,000	—	—
Jay M. Moyes	140,000	—	—
Adrian M. Senderowicz	70,000	—	—
Troy E. Wilson	90,000	—	—
Frank E. Zavrl	70,000	—	—
Each associate of any directors, executive officers or nominees to the Board	—	—	—
Each other person who received or is to receive 5% of options, warrants or rights	—	—	—
All employees, including all current officers who are not executive officers, as a group	7,574,689	28,411	—

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted an NSO under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, deferred stock, performance share awards, performance awards, stock payments, dividend equivalents, cash awards and other incentive awards are generally subject to tax at the time of payment.

Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation paid to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code requires, among other things, that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a Compensation Committee comprised of two or more “outside directors,” (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the stockholders, and (iv) our Compensation Committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a Compensation Committee comprised of outside directors, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

The Amended Plan has been designed to permit our Compensation Committee to grant stock options, SARs and other awards which will qualify as “qualified performance-based compensation.”

At our Annual Meeting of Stockholders in 2014, our stockholders approved the material terms of the Plan for purposes of the stockholder approval requirements of Section 162(m). Accordingly, our Compensation Committee may, but is not obligated to, grant awards under the Amended Plan that constitute qualified performance based compensation under Section 162(m), until our 2019 Annual Meeting of Stockholders.

Section 409A of the Code. Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of

Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE 2011 INCENTIVE AWARD PLAN TO INCREASE THE PLAN’S SHARE RESERVE BY 2,000,000 SHARES.

OTHER MATTERS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Under our written Related Party Transactions Policy and Procedures, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our Board approves or ratifies the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. If advance Audit Committee approval of a related party transaction requiring the Audit Committee’s approval is not practicable, a related party transaction may be preliminarily entered into by management subject to ratification of the transaction by the Audit Committee; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. Management shall update the Audit Committee as to any material changes to any approved or ratified related party transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then current related party transactions.

For the purposes of our policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party (as defined below) had, has or will have a direct or indirect interest. A “related party” includes (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our Common Stock, who are hereinafter collectively referred to as the Reporting Persons, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended December 31, 2016 and written representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended December 31, 2016were filed.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2018 proxy statement, your proposal must be received by us no later than December 29, 2017, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to Our Amended and Restated Bylaws. Under our Bylaws and based on the anniversary date of the 2017 annual meeting as currently scheduled, in order to nominate a director or bring any other business before the stockholders at our next annual meeting of stockholders that will not be included in our proxy statement, you must notify us in writing and such notice must be received by us no earlier than February 12, 2018 and no later than March 14, 2018. In the event the annual meeting is convened on a date more than 30 days before or more than 60 days after such anniversary date, such notice must be received not earlier than the 120th day prior to such annual meeting nor later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our Bylaws and the nomination or proposal must contain the specific information required by our Bylaws. You may write to our Corporate Secretary at our principal executive offices, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Corporate Secretary, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates under our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Investor Relations, or contact Investor Relations by telephone at (424) 248-6500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the Compensation Committee Report and the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will the reports be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our Annual Report, proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Other Business

As of the date of this proxy statement, the Board knows of no other business that will be presented for consideration at the 2017 annual meeting. If other proper matters are presented at the 2017 annual meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board of Directors,

Alan H. Auerbach
Chairman, President, Chief Executive Officer and Secretary

Appendix A

THIRD AMENDMENT TO

PUMA BIOTECHNOLOGY, INC.

2011 INCENTIVE AWARD PLAN

This Third Amendment (“Third Amendment”) to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), effective as of April 27, 2017 (the “Effective Date”). Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 13.1 of the Plan, the Board has the authority to amend the Plan at any time or from time to time.

C.	The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to include a limit on the awards granted to Non-Employee Directors (as defined in the Plan) (the “Director Limit”).

AMENDMENT

The Plan is hereby amended as follows, effective as of the Effective Date:

1. Section 2.17. Article 2 of the Plan is hereby amended by adding a new Section 2.17, as follows:

“2.17 “Director Limit” shall mean the limits applicable to Awards granted to Non-Employee Directors, as set forth in Section 3.5 hereof.”

2. Section 3.5. Article 3 of the Plan is hereby amended by adding a new Section 3.5, as follows:

“Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any other agreement, plan, policy or program regarding Non-Employee Director compensation, the sum of any cash compensation and the grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a Non-Employee Director during any calendar year shall not exceed the amount equal to $1,000,000 (the “Director Limit”).”

3. Section 4.5. Section (d) of the first sentence of Section 4.5 is hereby deleted and replaced in its entirety with the following:

“(d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit, the Individual Award Limits or the Director Limit contained in Sections 3.1, 3.3 and 3.5 hereof, respectively;”

4. This Third Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan.

5. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

*****

I hereby certify that this Third Amendment was duly adopted by the Board of Directors of Puma Biotechnology, Inc. on April 27, 2017.

*****

Executed on this                day of                 , 2017.

Puma Biotechnology, Inc.

By:
Name: Title:	Alan H. Auerbach President, Chief Executive Officer and Secretary

Appendix B

FOURTH AMENDMENT TO

PUMA BIOTECHNOLOGY, INC.

2011 INCENTIVE AWARD PLAN

This Fourth Amendment (“Fourth Amendment”) to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), effective as of April 27, 2017 (the “Effective Date”). Capitalized terms used in this Fourth Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 13.1 of the Plan, (i) the Board has the authority to amend the Plan at any time or from time to time, and (ii) the Board has the authority to amend the Plan to increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan (the “Share Limit”), subject to approval by the stockholders of the Company twelve (12) months before or after such action.

C.	The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to (i) increase the Share Limit, (ii) amend the Plan’s share-counting provisions and (iii) prohibit the payment of dividends and dividend equivalents on an Award until the Award vests.

AMENDMENT

The Plan is hereby amended as follows, effective as of the Effective Date, except as otherwise provided below:

1. Section 3.1(a). The first sentence of Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following, subject to approval by the stockholders of the Company within twelve (12) months following the Effective Date:

“Subject to Sections 3.1(b), 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to twelve million five hundred twenty-nine thousand four hundred twelve (12,529,412) Shares (the “Share Limit”), all of which may be issued as Incentive Stock Options.”

2. Section 3.1(b). The first and second sentences of Section 3.1(b) are hereby deleted and replaced in their entirety with the following:

“Shares subject to an Award that is forfeited, expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, shall be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 13.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Award; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.”

3. Section 8.2. Section 8.2 is hereby amended by adding the following to the end of such section:

“Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.”

4. Section 9.2(a). The third sentence of Section 9.2 is hereby deleted and replaced in its entirety with the following:

“Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions of the underlying Award are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator.”

5. This Fourth Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan; provided that the amendment to Section 3.1(a) shall be subject to approval by the stockholders of the Company within twelve (12) months of the Effective Date.

6. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

*****

I hereby certify that this Fourth Amendment was duly adopted by the Board of Directors of Puma Biotechnology, Inc. on April 27, 2017.

*****

I hereby certify that this Fourth Amendment was approved by the stockholders of Puma Biotechnology, Inc. on June     , 2017.

Executed on this                day of                 , 2017.

Puma Biotechnology, Inc.

By:
Name: Title:	Alan H. Auerbach President, Chief Executive Officer and Secretary

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote “FOR” the election of the director nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4. 1. Election of 01 Alan H. Auerbach 04 Troy E. Wilson ? Vote FOR all nominees ? Vote WITHHELD directors: 02 Jay M. Moyes 05 Frank E. Zavrl (except as marked) from all nominees 03 Adrian M. Senderowicz Please fold here – Do not separate (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of the selection of KPMG LLP as independent registered public accounting firm of Puma Biotechnology, Inc. for the fiscal year ending December 31, 2017. ? For ? Against ? Abstain 3. Approval of an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan to add a limit on compensation payable to non-employee directors. ? For ? Against ? Abstain 4. Approval of an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares. ? For ? Against ? Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PUMA BIOTECHNOLOGY, INC. ANNUAL MEETING OF STOCKHOLDERS Monday, June 12, 2017 1:00 p.m. local time Luxe Sunset Boulevard Hotel 11461 Sunset Boulevard Los Angeles, California 90049 Puma Biotechnology, Inc. 10880 Wilshire Boulevard, Suite 2150 Los Angeles, California 90024 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on Monday, June 12, 2017. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” the election of the director nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4. By signing the proxy, you revoke all prior proxies and appoint Alan H. Auerbach and Charles R. Eyler, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/pbyi Use the Internet to vote your proxy until 12:00 noon (CT) on June 11, 2017. PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 noon (CT) on June 11, 2017. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.